Exhibit 99.2

STATE OF WISCONSIN	CIRCUIT COURT	DANE COUNTY

In the Matter of the Rehabilitation of:
Case No. 10 CV 1576
Segregated Account of Ambac Assurance Corporation

PLAN OF REHABILITATION

The Commissioner of Insurance of the State of Wisconsin,

as the Court-Appointed Rehabilitator of the Segregated Account

of Ambac Assurance Corporation

January 24, 2011	FOLEY & LARDNER LLP

Michael B. Van Sicklen, SBN 1017827 Matthew R. Lynch, SBN 1066370

150 East Gilman Street Post Office Box 1497 Madison, Wisconsin 53701 Telephone: (608) 257-5035 Facsimile: (608) 258-4258

Kevin G. Fitzgerald, SBN 1007444

Frank W. DiCastri, SBN 1030386

Andrew A. Oberdeck, SBN 1052308

FOLEY & LARDNER LLP

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Telephone: (414) 271-2400

Facsimile: (414) 297-4900

Attorneys for the Wisconsin Office of the Commissioner of Insurance and the Commissioner of Insurance of the State of Wisconsin, as the Court-Appointed Rehabilitator of the Segregated Account of Ambac Assurance Corporation

INTRODUCTION TO PLAN		1

Article 1 DEFINITIONS		1
1.01	AAC	1
1.02	ACP	1
1.03	Act	1
1.04	Administrative Claims	2
1.05	Alternative Resolution	2
1.06	Business Day	2
1.07	Cash	2
1.08	Cash Percentage	3
1.09	Claim	3
1.10	Commissioner	3
1.11	Confirmation Date	3
1.12	Confirmation Hearing Date	3
1.13	Confirmation Order	3
1.14	Cooperation Agreement	3
1.15	Court	3
1.16	Determination Date	4
1.17	Disallowed Claim	4
1.18	Disclosure Statement	4
1.19	Disputed Claim	4
1.20	Distributions	4
1.21	Duplicate Claim	4
1.22	Effective Date	5
1.23	Exhibit	5
1.24	Final Order	5
1.25	Fiscal Agency Agreement	5
1.26	Fiscal Agent	6
1.27	General Account	6
1.28	General Claims	6
1.29	Holder	6
1.30	Injunction	6
1.31	Junior Surplus Note	6
1.32	Late Claim	7
1.33	Lien	7
1.34	Management Services Agreement	7
1.35	Management Services Provider	7
1.36	No-action Letter Request	7
1.37	No-action Letter	8
1.38	Objection	8
1.39	OCI	8
1.40	Payment Date	8
1.41	Pending / Pending Claim	8

ii

1.42	Permitted / Permitted Claim	8
1.43	Person	9
1.44	Petition Date	9
1.45	Plan	9
1.46	Plan Documents	10
1.47	Plan of Operation	10
1.48	Policy	10
1.49	Policy Claim	10
1.50	Proceeding	10
1.51	Proof of Policy Claim Form	10
1.52	Rehabilitation Order	11
1.53	Rehabilitator	11
1.54	Reinsurance Agreement	11
1.55	SEC	11
1.56	Secured Note	11
1.57	Securities Act	11
1.58	Segregated Account	11
1.59	Segregated Account Operational Documents	11
1.60	Special Deputy Commissioner	12
1.61	Surplus Notes	12
1.62	Surplus Note Percentage	12
1.63	Website	12
1.64	Wis. Stat. § ___	12

Article 2 TREATMENT OF CLAIMS GENERALLY		12
2.01	Administrative Claims	12
2.02	Policy Claims	13
2.03	General Claims	13

Article 3 MEANS FOR IMPLEMENTATION OF PLAN		14
3.01	Continued Existence of the Segregated Account	14
3.02	Rehabilitator	14
3.03	Special Deputy Commissioner	14
3.04	Management Services Provider	15
3.05	Administration of this Plan	15
3.06	Alternative Resolutions of Claims	15

Article 4 PROCEDURES GOVERNING SUBMISSION OF CLAIMS AND DISTRIBUTIONS		16
4.01	Claims Administration	16
4.02	Secured Note, Reinsurance Agreement and Cooperation Agreement	16
4.03	Administrative Claims	17
4.04	Policy Claims	18
4.05	General Claims	23
4.06	Disputed Claims	24
4.07	Setoffs	24

iii

Article 5 CONDITIONS PRECEDENT TO EFFECTIVENESS		25
5.01	Conditions Precedent to Effectiveness	25
5.02	Notification of Effective Date	26

Article 6 RETENTION OF JURISDICTION		26
6.01	Retention of Jurisdiction	26

Article 7 Annual REPORTS TO COURT		28
7.01	Annual Reports	28
7.02	Amendments to Cash Percentage and Surplus Note Percentage	28

Article 8 DISCHARGE, RELEASE AND INJUNCTION		29
8.01	Discharge, Release and Injunction	29
8.02	Discharge, Release and Injunction With Regard to Holders and Sub-Trustee/Agents	31

Article 9 IMMUNITY AND INDEMNIFICATION OF THE REHABILITATOR, EMPLOYEES, AND CONSULTANTS		33
9.01	Beneficiaries of Immunity and Indemnification	33
9.02	Immunity and Indemnification	34

Article 10 GENERAL PROVISIONS		35
10.01	Governing Law	35
10.02	Prior Orders and Agreements	35
10.03	Revocation or Withdrawal of this Plan	36
10.04	Amendment and Modification of this Plan	36
10.05	Termination of Rehabilitation	36
10.06	Successors and Assigns	36
10.07	Rules of Interpretation	36
10.08	Implementation	37
10.09	Inconsistency	37
10.10	No Admissions	37
10.11	Filing of Additional Documents	38

Exhibit A	Form of Fiscal Agency Agreement
Exhibit B	Form of Surplus Note
Exhibit C	Proof of Policy Claim Form
Exhibit D	Form of Junior Surplus Note

iv

The Commissioner of Insurance of the State of Wisconsin, as the court-appointed Rehabilitator in this case, proposes the following Plan of Rehabilitation for the Segregated Account of Ambac Assurance Corporation pursuant to Wis. Stat. § 645.33(5).

INTRODUCTION TO PLAN

This Plan provides for the orderly run-off and/or settlement of the liabilities allocated to the Segregated Account, as further described in the Disclosure Statement accompanying this Plan. This Plan pertains solely to the Segregated Account, which acts through the Rehabilitator and the Management Services Provider. Pursuant to Wis. Stat. § 611.24(3)(e), the Segregated Account is deemed to be a separate insurer. Except as may be specifically stated herein, in the Disclosure Statement or in the Segregated Account Operational Documents, this Plan does not pertain to the assets or liabilities in the General Account.

ARTICLE 1

DEFINITIONS

The following terms used in this Plan shall have the meanings specified below, and such meanings shall be equally applicable to both the singular and plural forms of such terms, unless the context otherwise requires. Any term used in this Plan, whether or not capitalized, that is not defined in this Plan, but that is defined in the Disclosure Statement or the Act shall have the meaning set forth in the Disclosure Statement or the Act.

1.01 AAC.

Ambac Assurance Corporation.

1.02 ACP.

Ambac Credit Products, LLC.

1.03 Act.

The Wisconsin Insurers Rehabilitation and Liquidation Act, Wis. Stat. § 645.01 et. seq.

1.04 Administrative Claims.

Claims for fees, costs and expenses of the administration of the Segregated Account incurred after the Petition Date, including, but not limited to, fees, costs and expenses associated with (i) management services, including all fees and payments pursuant to the Management Services Agreement, (ii) financial advisor, consulting and legal services, including services for OCI and the Rehabilitator, (iii) indemnification under commercially reasonable indemnification agreements of the Segregated Account (as determined by the Rehabilitator in his sole and absolute discretion) with providers of financial, banking, trustee, consulting, legal or other services, (iv) the costs and expenses of preserving or recovering property, or enforcing rights and remedies, in respect of Policies and other liabilities allocated to the Segregated Account (as determined by the Rehabilitator in his sole and absolute discretion), (v) any other fees, costs or expenses that are expressly approved by the Rehabilitator or the Special Deputy Commissioner, and (vi) any other indebtedness or obligations of the Segregated Account entitled to such priority in a liquidation proceeding under Wis. Stat. § 645.68(1).

1.05 Alternative Resolution.

The process defined in Section 3.06 pursuant to which the Rehabilitator may negotiate a resolution of certain Claims.

1.06 Business Day.

A day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.

1.07 Cash.

Legal tender of the United States of America payable in immediately available funds, such as a wire transfer, bank or cashier’s check.

1.08 Cash Percentage.

The percentage of the amount of a Permitted Policy Claim to be satisfied through the payment of Cash, which percentage shall be 25% on the Effective Date, and may be adjusted from time to time thereafter pursuant to Section 7.02 of this Plan.

1.09 Claim.

Any right to payment from the Segregated Account, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, equitable, legal, secured, or unsecured, and regardless of when such right arises.

1.10 Commissioner.

The Commissioner of Insurance of the State of Wisconsin.

1.11 Confirmation Date.

The date on which the Confirmation Order is entered on the docket of the Court.

1.12 Confirmation Hearing Date.

The date or dates of the hearing on confirmation of this Plan.

1.13 Confirmation Order.

The order of the Court confirming this Plan under Wis. Stat. § 645.33(5).

1.14 Cooperation Agreement.

The Cooperation Agreement, by and between the Segregated Account and AAC, effective March 24, 2010.

1.15 Court.

The Circuit Court for Dane County, State of Wisconsin.

1.16 Determination Date.

The fifteenth (15th) day of each month (or, if any such day is not a Business Day, the immediately following Business Day), subject to change in the sole and absolute discretion of the Rehabilitator.

1.17 Disallowed Claim.

A Claim that has been determined by the Rehabilitator or the Management Services Provider to constitute a Duplicate Claim or a Late Claim, or that the Rehabilitator or the Management Services Provider has otherwise determined should not be allowed, in each case in accordance with the provisions of Section 4.06 of this Plan.

1.18 Disclosure Statement.

The Disclosure Statement of the Segregated Account filed with the Court on October 8, 2010 that relates to and accompanies this Plan.

1.19 Disputed Claim.

A Claim as to which an Objection has been raised by the Rehabilitator or the Management Services Provider and which has not been released, satisfied, terminated, commuted or otherwise extinguished or become a Permitted Claim or a Disallowed Claim.

1.20 Distributions.

The distributions to be made in accordance with this Plan on account of Permitted Claims, consisting of, as the case may be: (a) Cash, (b) Surplus Notes, (c) Junior Surplus Notes and (d) any other distributions to Holders of Permitted Claims under the terms and provisions of this Plan.

1.21 Duplicate Claim.

Any Claim with respect to which the Rehabilitator has determined, in the Rehabilitator’s sole and absolute discretion, that (i) the payment obligation of the Segregated Account under the provisions of the underlying instrument or contract giving rise to such Claim or (ii) the underlying risk of loss insured pursuant to the provisions of the Policy or other instrument(s) or contract(s) giving rise to such Claim, has, in either case, been released, satisfied (whether by Distributions made by the Segregated Account on account of another Claim or otherwise), terminated, commuted or otherwise extinguished, or is the subject of, or is, a Pending Claim, a Disputed Claim, a Late Claim, a Disallowed Claim or a Permitted Claim that has already been honored by the Segregated Account pursuant to the provisions hereof.

1.22 Effective Date.

The day on which this Plan shall be effective, as designated by the Rehabilitator, which shall be no later than thirty (30) days following the later of: (a) the first Business Day on which no stay of the Confirmation Order is in effect and (b) the first Business Day on which all conditions in Article 5 of this Plan have been satisfied or have been waived in accordance with this Plan.

1.23 Exhibit.

An exhibit annexed to this Plan.

1.24 Final Order.

An order or judgment entered by the Court, which has not been reversed, vacated, or stayed, that may no longer be appealed from or otherwise reviewed or reconsidered, as a result of which such order or judgment shall have become final and non-appealable.

1.25 Fiscal Agency Agreement.

The Fiscal Agency Agreement between the Segregated Account and the Fiscal Agent, which provides the mechanism for issuing the Surplus Notes under Section 4.04(d) of this Plan, the form of which is attached hereto as Exhibit A.

1.26 Fiscal Agent.

The Bank of New York Mellon, as fiscal agent under the Fiscal Agency Agreement (or any successor thereto).

1.27 General Account.

The general account of AAC.

1.28 General Claims.

All Claims which are not Administrative Claims or Policy Claims, and are not otherwise entitled to priority under the Act or an order of the Court, including, but not limited to, (i) any Claim submitted by One State Street, LLC or its successor or assignee arising from the disputed contingent liability of the Segregated Account, if any, under the long-term lease with One State Street, LLC, effective January 1, 1992 and amended as of August 1, 1997, and (ii) any Claim submitted under a reinsurance agreement allocated to the Segregated Account, as identified in Exhibit F to the Plan of Operation.

1.29 Holder.

Any Person holding a Claim against the Segregated Account, including, in the case of a Policy Claim, the named beneficiary of the related Policy.

1.30 Injunction.

The Order for Temporary Injunctive Relief entered by the Court on March 24, 2010.

1.31 Junior Surplus Note.

The 5.1% unsecured interest-bearing surplus notes to be issued by the Segregated Account to the Holders of Permitted General Claims, substantially in the form attached hereto as Exhibit D.

1.32 Late Claim.

Other than in the case of excusable neglect (as determined by the Rehabilitator in his sole and absolute discretion), any Claim determined by the Rehabilitator to not have been submitted in compliance with the provisions of this Plan within one hundred twenty (120) days of the later of (i) the Effective Date and (ii) the earliest date on which such Claim, if it had been submitted, would have satisfied all of the requirements to be considered a Permitted Claim.

1.33 Lien.

A charge against or interest in property to secure payment of a debt or performance of an obligation.

1.34 Management Services Agreement.

The Management Services Agreement between the Segregated Account and AAC, as Management Services Provider, effective March 24, 2010.

1.35 Management Services Provider.

AAC or any successor Management Services Provider under the Management Services Agreement.

1.36 No-action Letter Request.

The letter submitted on behalf of the Segregated Account to the Division of Corporation Finance of the SEC requesting that the Division of Corporation Finance confirm via letter that no enforcement action will be recommended to the SEC relative to the issuance of the Surplus Notes in accordance with Section 4.04(d) of this Plan in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act provided by Section 3(a)(10) of the Securities Act.

1.37 No-action Letter.

Letter(s) received by or on behalf of the Segregated Account from the Division of Corporation Finance of the SEC confirming that no enforcement action will be recommended to the SEC relative to the issuance of the Surplus Notes in accordance with Section 4.04(d) of this Plan.

1.38 Objection.

Any dispute or objection with respect to a Claim, as contemplated by Section 4.06 of this Plan.

1.39 OCI.

The Office of the Commissioner of Insurance of the State of Wisconsin.

1.40 Payment Date.

The date during each month on which Permitted Policy Claims shall be paid in accordance with Article 4 of this Plan. The Payment Date shall be the twentieth (20th) day of each month (or, if any such day is not a Business Day, the immediately following Business Day), subject to change in the sole and absolute discretion of the Rehabilitator.

1.41 Pending / Pending Claim.

A Claim submitted by a Holder which is under evaluation by the Rehabilitator or the Management Services Provider, and which is not, or has not become, a Permitted Claim, a Disputed Claim, a Late Claim, a Duplicate Claim or a Disallowed Claim.

1.42 Permitted / Permitted Claim.

A Claim (other than a Late Claim, a Disputed Claim, a Pending Claim, a Duplicate Claim or a Disallowed Claim) submitted by a Holder in compliance with the provisions hereof and determined by the Rehabilitator or the Management Services Provider to be a matured, non-contingent due and payable obligation according to the provisions of the applicable Policy and/or any other underlying instrument(s) or contract(s) giving rise to or governing such Claim. Permitted Claims shall not include any Claim in respect of (i) any interest on such Claim to the extent accruing or maturing on or after the Petition Date, (ii) punitive, consequential, special or exemplary damages, (iii) any fine, penalty, tax or forfeiture, including, but not limited to, default or penalty interest purported to be imposed on the Claim or on the related insured obligation, if any, that would be in violation of the Injunction, or (iv) that portion of any loss for which indemnification is provided by other benefits or advantages recovered or recoverable by the Holder. In addition, a Permitted Claim shall not include any Claim the Holder of which in respect of such Claim, or any party to the transaction relating to such Claim, is in violation of this Plan or the Injunction.

1.43 Person.

An individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, an estate, a trust, an unincorporated organization, a government or any political subdivision thereof, or any other entity.

1.44 Petition Date.

March 24, 2010, the date on which OCI commenced the Proceeding.

1.45 Plan.

This Plan of Rehabilitation for the Segregated Account and all supplements and Exhibits hereto, as the same may be amended or modified as set forth herein and in accordance with the Act.

1.46 Plan Documents.

The Fiscal Agency Agreement, Form of Surplus Note, Form of Junior Surplus Note and Proof of Policy Claim Form, as the same may be amended or modified as set forth herein and in accordance with the Act.

1.47 Plan of Operation.

The Plan of Operation of the Segregated Account.

1.48 Policy.

Any financial guaranty insurance policy, surety bond or other similar guarantee allocated to the Segregated Account pursuant to the Plan of Operation.

1.49 Policy Claim.

A Claim under a Policy or Policies.

1.50 Proceeding.

The legal proceeding, currently styled as In the Matter of the Rehabilitation of: Segregated Account of Ambac Assurance Corporation, Case No. 10 CV 1576, pending in the Court.

1.51 Proof of Policy Claim Form.

The form attached hereto as Exhibit C to be used by the Holder of a Policy Claim to submit such Policy Claim to the Management Services Provider in accordance with Section 4.04(a), as such form may be amended from time to time in the sole and absolute discretion of the Rehabilitator.

1.52 Rehabilitation Order.

The Order for Rehabilitation entered in the Proceeding on March 24, 2010.

1.53 Rehabilitator.

The Commissioner, as the court-appointed rehabilitator of the Segregated Account.

1.54 Reinsurance Agreement.

The Aggregate Excess of Loss Reinsurance Agreement between the Segregated Account and AAC, entered into as of March 24, 2010.

1.55 SEC.

The Securities and Exchange Commission.

1.56 Secured Note.

The Secured Note issued by AAC to the Segregated Account on March 24, 2010.

1.57 Securities Act.

The Securities Act of 1933, as now in effect or hereafter amended.

1.58 Segregated Account.

The Segregated Account of Ambac Assurance Corporation, established pursuant to the Plan of Operation in accordance with Wis. Stat. § 611.24(2).

1.59 Segregated Account Operational Documents.

The documents and agreements pertaining to the establishment and operation of the Segregated Account, including, but not limited to, the Plan of Operation, the Secured Note, the Reinsurance Agreement, the Management Services Agreement and the Cooperation Agreement.

1.60 Special Deputy Commissioner.

The Special Deputy Commissioner of the Segregated Account appointed by the Rehabilitation Order.

1.61 Surplus Notes.

The 5.1% unsecured interest-bearing surplus notes to be issued by the Segregated Account to the Holders of Permitted Policy Claims, substantially in the form attached hereto as Exhibit B. For the avoidance of doubt, Surplus Notes shall not include the Junior Surplus Notes.

1.62 Surplus Note Percentage.

The percentage of the amount of a Permitted Policy Claim satisfied through the issuance of a Surplus Note, which percentage shall be 75% on the Effective Date, and may be adjusted from time to time thereafter pursuant to Section 7.02 of this Plan.

1.63 Website.

The website established by the Rehabilitator for policyholders at www.ambacpolicyholders.com, which makes available for viewing and download the key documents described herein and in the Disclosure Statement, including, but not limited to, this Plan, the Plan Documents and the Segregated Account Operational Documents.

1.64 Wis. Stat. §             .

The Wisconsin Statutes (2007-08), as amended.

ARTICLE 2

TREATMENT OF CLAIMS GENERALLY

2.01 Administrative Claims.

Unless the Holder of a Permitted Administrative Claim and the Rehabilitator or the Management Services Provider agree to a different treatment in accordance with Section 3.06 of this Plan, each Holder of a Permitted Administrative Claim shall receive, in full satisfaction of such Permitted Administrative Claim, Cash equal to the amount of such Permitted Administrative Claim, in accordance with the procedures set forth in Section 4.03 below.

2.02 Policy Claims.

Unless the Holder of a Permitted Policy Claim and the Rehabilitator or the Management Services Provider agree to a different treatment in accordance with Section 3.06 of this Plan, each Holder of a Permitted Policy Claim shall receive, in full satisfaction of such Permitted Policy Claim, (i) Cash equal to the amount of such Permitted Policy Claim multiplied by the Cash Percentage and (ii) a Surplus Note (or beneficial interest therein), the principal amount of which is equal to the amount of such Permitted Policy Claim multiplied by the Surplus Note Percentage, in accordance with the procedures set forth in Section 4.04 of this Plan. Payment by AAC of a Policy Claim relating to an obligation of ACP under the related credit default swap shall be deemed payment by ACP of its obligations under such credit default swap. Nothing in this Plan shall cause to inure to the benefit of any Holder of a Policy Claim any greater right than that which would have existed were the Segregated Account not in rehabilitation.

2.03 General Claims.

Unless the Holder of a General Claim and the Rehabilitator or the Management Services Provider agree to a different treatment in accordance with Section 3.06 of this Plan, each Holder of a Permitted General Claim shall receive, in full satisfaction of such Permitted General Claim, a Junior Surplus Note, the principal amount of which is equal to the amount of such Permitted General Claim, in accordance with the procedures set forth in Section 4.05 of this Plan.

ARTICLE 3

MEANS FOR IMPLEMENTATION OF PLAN

3.01 Continued Existence of the Segregated Account.

The Segregated Account will continue to exist after the Effective Date with all the powers under applicable law, without prejudice to any right to terminate such existence under applicable law after the Effective Date. The Segregated Account Operational Documents shall remain in full force and effect according to their respective terms after the Effective Date, until terminated in accordance with their respective terms.

3.02 Rehabilitator.

The Commissioner shall remain the appointed Rehabilitator of the Segregated Account. Any successor(s) to the Commissioner shall automatically assume this appointment as Rehabilitator of the Segregated Account, with all the powers and duties described herein. The Rehabilitator shall have the full powers and authority granted pursuant to Wis. Stat. §§ 645.33 to 645.35 and all other applicable laws as are reasonable and necessary to fulfill the duties and responsibilities under the Rehabilitation Order and this Plan, including, but not limited to, the power and authority to interpret the terms and conditions of this Plan in order to carry out the purposes and effects of this Plan. In furtherance thereof, the Rehabilitator has the authority to issue to all interested Persons guidelines or further directions as may be necessary or appropriate from time to time in his sole and absolute discretion in order to carry out the purposes and effects of this Plan.

3.03 Special Deputy Commissioner.

The Special Deputy Commissioner and any successor appointed by the Rehabilitator pursuant to Wis. Stat. § 645.33 for the purposes of carrying out the rehabilitation shall have all of the powers of the Rehabilitator under Wis. Stat. §§ 645.33 to 645.35 and all other applicable laws as are reasonable and necessary to fulfill such duties and responsibilities as are set forth in the Rehabilitation Order and this Plan.

3.04 Management Services Provider.

Subject to the oversight of the Rehabilitator and the Special Deputy Commissioner, the Management Services Provider shall continue to manage the Segregated Account pursuant to the terms of the Management Services Agreement and the Cooperation Agreement.

3.05 Administration of this Plan.

After the Effective Date, the Management Services Provider shall perform those responsibilities, duties, and obligations set forth in this Plan on behalf of the Segregated Account. To the extent that the manner of performance is not specified in this Plan, the Management Services Agreement, the Cooperation Agreement, or any guidelines issued by the Rehabilitator or the Special Deputy Commissioner under any of the foregoing, the Management Services Provider shall have the discretion to carry out and perform all other obligations or duties imposed on it by this Plan or by law in any manner it so chooses, as long as such performance is consistent with the purposes and effects of this Plan, as determined by the Rehabilitator in his sole and absolute discretion.

3.06 Alternative Resolutions of Claims.

Nothing in this Plan shall limit the ability of the Rehabilitator to resolve any Claim through the arrangement, negotiation, effectuation and execution of an amendment, restructuring, refinancing, purchase, repurchase, termination, settlement, commutation, tender, synthetic commutation or tear-up, or any similar transaction that results in the extinguishment or reduction of the Segregated Account’s liability, in respect of, as applicable, (i) all or part of the

Policy or Policies, (ii) all or part of the underlying obligation or obligations insured by such Policy or Policies or (iii) the underlying instrument, contract or arrangement, if any, giving rise to such Claim (each, as applicable, an “Alternative Resolution”), subject to the following requirements:

(a) each Alternative Resolution must not violate the law and must be equitable to the interests of the Holders of Policy Claims generally, as determined in the sole and absolute discretion of the Rehabilitator; and

(b) the Rehabilitator shall obtain the approval of this Court prior to effectuating any Alternative Resolution that involves the payment of Cash by the Segregated Account in excess of $50 million.

ARTICLE 4

PROCEDURES GOVERNING SUBMISSION OF CLAIMS AND DISTRIBUTIONS

4.01 Claims Administration.

The Management Services Provider will retain responsibility for administering, disputing, objecting to, compromising or otherwise resolving all Claims in accordance with this Plan, subject to the provisions of this Plan and the Segregated Account Operational Documents, together with any guidelines issued by the Rehabilitator or the Special Deputy Commissioner under any of the foregoing, and the specific direction of the Rehabilitator or the Special Deputy Commissioner. Claims under Surplus Notes or Junior Surplus Notes shall not be treated as Administrative Claims, Policy Claims or General Claims for purposes of this Plan.

4.02 Secured Note, Reinsurance Agreement and Cooperation Agreement.

(a) Distributions of Cash in Respect of Permitted Claims.

Promptly following each Determination Date, the Management Services Provider shall, on behalf of the Segregated Account, demand payment from AAC pursuant to

Section 1(a) of the Secured Note in the amount of the Cash to be distributed on the next Payment Date in respect of Permitted Claims. In the event that the Secured Note has been fully drawn, the Management Services Provider shall, on behalf of the Segregated Account, as applicable, render the Monthly Account (as defined in the Reinsurance Agreement) to AAC as reinsurer pursuant to Section 1.05 of the Reinsurance Agreement or demand payment from AAC pursuant to Section 4.02 of the Cooperation Agreement, in each case in accordance with the respective terms thereof.

(b) Payment of Principal and Interest in Respect of Surplus Notes and Junior Surplus Notes.

In the event that OCI has authorized the payment of any interest or principal under any surplus notes issued by the Segregated Account, the Management Services Provider shall, on behalf of the Segregated Account, demand payment from AAC pursuant to Section 1(a) of the Secured Note in the amount of the Cash to be distributed in respect of such surplus notes. In the event that the Secured Note has been fully drawn, the Management Services Provider shall, on behalf of the Segregated Account, as applicable, include the amount of Cash to be distributed in respect of such surplus notes in the Monthly Account rendered to AAC as reinsurer pursuant to Section 1.05 of the Reinsurance Agreement.

4.03 Administrative Claims.

(a) Submission of Administrative Claims.

The Holder of an Administrative Claim shall submit its Administrative Claim to the Management Services Provider or, if directed by the Rehabilitator, to the Rehabilitator, in the same manner as such Holder would submit such Administrative Claim in the ordinary course of business, and in accordance with, and including such information as is required by, the provisions of the underlying instrument(s), contract(s) or arrangement(s) giving rise to such

Administrative Claim, if any. Each such Administrative Claim submitted in accordance with this Section shall be referred to as a Pending Administrative Claim.

(b) Evaluation of Pending Administrative Claims.

The Management Services Provider or, in his sole and absolute discretion, the Rehabilitator shall evaluate each Pending Administrative Claim to determine whether such Pending Administrative Claim is a Permitted Claim or whether an Objection should be raised as to such Administrative Claim in accordance with Section 4.06. The Management Services Provider or the Rehabilitator may ask any Holder to supplement its Pending Administrative Claim with further supporting documentation in order to evaluate such Pending Administrative Claim. Upon the determination by the Management Services Provider or the Rehabilitator that a Pending Administrative Claim constitutes a Permitted Claim, such Administrative Claim shall be considered a Permitted Administrative Claim.

(c) Payment of Administrative Claims.

Subject to the provisions of Section 3.06, the Management Services Provider shall distribute to each Holder of a Permitted Administrative Claim, in accordance with normal business practices and in complete satisfaction of such Permitted Administrative Claim, Cash equal to the dollar amount of such Administrative Claim. Notwithstanding the foregoing, the Management Services Provider may, in its discretion, allow Permitted Administrative Claims to be paid directly by AAC, and such amount shall be deemed to have been paid by the Segregated Account.

4.04 Policy Claims.

(a) Submission of Policy Claims.

The Holder of a Policy Claim, including any Policy Claim arising prior to the Effective Date, shall submit to the Management Services Provider (i) such Policy Claim in accordance with, and including such information as is required by, the provisions of the applicable Policy and any other underlying instrument(s) or contract(s) giving rise to or governing the submission of such Policy Claim and (ii) a completed and executed Proof of Policy Claim Form relating to such Policy Claim. A Holder shall not submit a Claim any earlier than permitted under the relevant Policy or other underlying instrument(s) or contract(s) giving rise to or governing the submission of such Policy Claim. Each such Policy Claim submitted in accordance with this Section shall be referred to as a Pending Policy Claim.

(b) Evaluation of Pending Policy Claims.

The Management Services Provider shall evaluate each Pending Policy Claim to determine whether the amount set forth in the Proof of Policy Claim is a Permitted Claim or whether an Objection should be raised as to such Policy Claim in accordance with Section 4.06. The Management Services Provider may ask any Holder to supplement its Pending Policy Claim with further supporting documentation in order to evaluate such Pending Policy Claim. Upon the determination by the Management Services Provider or the Rehabilitator that a Pending Policy Claim constitutes a Permitted Claim, such Policy Claim shall be considered a Permitted Policy Claim.

(c) Distributions of Cash.

Subject to Section 3.06, the Management Services Provider shall distribute to each Holder of a Permitted Policy Claim Cash equal to the dollar amount of such Permitted Policy Claim multiplied by the Cash Percentage. Such Distribution shall occur on the Payment Date that next follows the Determination Date on which such Claim was determined to be a

Permitted Policy Claim. Such amount shall be paid by the Segregated Account to the account of the Holder specified in the Proof of Policy Claim Form relating to such Policy Claim. Such payment of Cash and the issuance of Surplus Notes, as provided in subsection (d) of this Section 4.04, shall constitute full and complete payment and settlement of such Policy Claim.

(d) Issuance of Surplus Notes.

Subject to Section 3.06, the Segregated Account shall distribute to each Holder of a Permitted Policy Claim Surplus Notes with a principal amount equal to the dollar amount of such Permitted Policy Claim multiplied by the Surplus Note Percentage. Such Distribution shall occur on the Payment Date that next follows the Determination Date on which such Claim was determined to be a Permitted Policy Claim. On or prior to each Payment Date, the Management Services Provider shall, on behalf of the Segregated Account, execute and deposit with the Fiscal Agent a global Surplus Note in the name of The Depository Trust Corporation (or nominee thereof) in principal amount equal to the aggregate dollar amount of Surplus Notes to be issued on such date. A Holder of a Permitted Policy Claim may request in the relevant Proof of Policy Claim Form to receive a certificated Surplus Note in lieu of a beneficial interest in a global Surplus Note, and the principal amount of such global Surplus Note will be reduced by an amount equal to the principal amount of such certificated Surplus Note; provided, that the Management Services Provider may, in its sole and absolute discretion, decline to issue such Surplus Notes in certificated form. Beneficial interests in the Surplus Notes held in global form shall be transferred to the Holders of Permitted Policy Claims in accordance with the rules and procedures of the Fiscal Agent and The Depository Trust Corporation, including any arrangements agreed to with the Segregated Account from time to time, and to the extent received by a Holder acting in its capacity as trustee, shall be transferred by such Holder to the beneficial holders for whom it is acting as trustee. Each Holder of a Permitted Policy Claim, including a Holder acting in its capacity as trustee, and each party to any instrument(s) or contract(s) (i) pursuant to which a Policy was issued, (ii) which governs the payment of claims under a Policy or (iii) which governs or specifies the subsequent allocation, distribution or disbursement of cash, funds, moneys or other amounts received pursuant to a Policy, including but not limited to, any note, indenture, certificate, servicing agreement or other similar instrument or agreement, shall be required to accept any Surplus Notes (or any beneficial interest therein) issued to such Holder or beneficiary in accordance with this Plan, in lieu of any cash payments required to be made to such Holder or beneficiary in full and complete satisfaction of such cash payment obligation of the Segregated Account in respect of such Permitted Policy Claim, regardless of the existence of any provision in such Policy or any other underlying instrument(s) or contract(s) that would require, or that contemplates, the discharge of the obligations of the Segregated Account through the payment of Cash. Notwithstanding the generality of the foregoing, the Segregated Account or any such Holder or beneficiary acting as a trustee may allocate, distribute or disburse Surplus Notes issued in accordance with this Plan by allocating, distributing or disbursing such Surplus Notes (or any beneficial interest therein) to the beneficial holders of such underlying financial instrument(s) through the relevant custodians holding the positions on behalf of the beneficial holders, and such custodians shall be required to accept and distribute such Surplus Notes to the beneficial holders in accordance with procedures acceptable to the Rehabilitator.

(e) Distributions under Surplus Notes.

As set forth in the Surplus Notes, all payments of principal and interest under the Surplus Notes shall be subject to the prior approval of the Commissioner.

(f) Subsequent Adjustments.

If the Rehabilitator or the Management Services Provider determines that the amount of the Cash received by and/or the principal amount of the Surplus Note credited to the Holder of a Permitted Policy Claim as a Distribution in any given Distribution was incorrect, the Rehabilitator or the Management Services Provider shall adjust the amount of the Cash received and/or the principal amount of the Surplus Note credited in respect of such Policy in one or more subsequent Distributions as necessary to account for such error.

(g) Recoveries and Reimbursements on Policy Claims.

Notwithstanding the Proceeding or any provisions of this Plan, including, but not limited to, the satisfaction of Permitted Policy Claims with Surplus Notes in lieu of Cash, AAC shall be entitled to recover the full amount of all recoveries, reimbursements and other payments and to receive any assets it is owed in its capacity as insurer, surety, credit support provider, credit enhancer, credit default swap counterparty or similar capacities, or as assignee or subrogee, under the applicable Policy and any related underlying instrument(s) or contract(s) governing the priority or distribution of cash recoveries or delivery of assets, unless otherwise waived by AAC and the Management Services Provider or the Rehabilitator or approved by AAC and the Management Services Provider or the Rehabilitator.

(h) Assignment of Rights.

Without prejudice to (i) the terms and provisions of the applicable Policy and any related underlying instrument(s) or contract(s) and (ii) any assignment previously executed, whether pursuant to a Proof of Policy Claim Form or otherwise, upon receipt of a payment with respect to a Permitted Policy Claim, each such Holder shall be deemed to have assigned its rights relating to that payment under the underlying instrument(s) or contract(s) to AAC.

4.05 General Claims.

(a) Submission of General Claims.

The Holder of a General Claim shall submit its General Claim to the Management Services Provider or, if directed, to the Rehabilitator in the same manner as such Holder would submit such General Claim in the ordinary course of business, and in accordance with, and including such information as is required by, the provisions of the underlying instrument(s) or contract(s) giving rise to or governing the submission of such General Claim, if any. A Holder shall not submit a General Claim any earlier than permitted under the relevant instrument(s) or contract(s) giving rise to or governing the submission of such General Claim. Each such General Claim submitted in accordance with this Section shall be referred to as a Pending General Claim.

(b) Evaluation of Pending General Claims.

The Management Services Provider shall evaluate each Pending General Claim to determine whether the Claim is a Permitted Claim or whether an Objection should be raised as to such General Claim in accordance with Section 4.06. The Management Services Provider or the Rehabilitator may ask any Holder to supplement its Pending General Claim with further supporting documentation in order to evaluate such Pending General Claim. Upon the determination by the Management Services Provider or the Rehabilitator that a Pending General Claim constitutes a Permitted Claim, such General Claim shall be considered a Permitted General Claim.

(c) Issuance of Junior Surplus Notes.

Subject to Section 3.06, from time to time, the Management Services Provider shall, on behalf of the Segregated Account, execute and deliver to each Holder of a Permitted

General Claim a Junior Surplus Note in a principal amount equal to the dollar amount of such Permitted General Claim.

4.06 Disputed Claims.

The Rehabilitator or the Management Services Provider may raise an Objection to any Pending Claim in whole or in part on any ground, including, but not limited to, the ground that the Rehabilitator or the Management Services Provider lacks sufficient information to evaluate such Pending Claim, that all or part of such Claim is a Duplicate Claim or that all or part of such Claim is a Late Claim, by providing the Holder of the Claim or the Holder’s attorney (as applicable) with written notice of the substance of the Objection. No later than the sixtieth (60th) day after the mailing of such written notice to the Holder, the Holder, if it wishes to dispute such Objection, shall send to the Management Services Provider written responses to the Objection. The responses must clearly set forth all facts and the legal basis, if any, for the opposition and the reasons why the Claim should be a Permitted Claim. If no response is sent by the Holder within such sixty (60) day period, the Claim shall become a Disallowed Claim without order of the Court. If a response is submitted within such sixty (60) day period, the Rehabilitator shall resolve such dispute in accordance with this Plan and communicate such resolution to the Holder. In the event that the Rehabilitator determines that such Disputed Claim is fully or partially a Disallowed Claim, the Holder has the right to file a motion with the Court asserting that the Rehabilitator disallowed such Claim in violation of the provisions of this Plan.

4.07 Setoffs.

The Rehabilitator may set off in whole or in part against any Permitted Claim or any Distribution of Cash, Surplus Notes or Junior Surplus Notes to be made under this Plan on account of such Permitted Claim, all claims, rights, and causes of action of any nature that the

Rehabilitator, AAC or the Segregated Account may have against the Holder of such Permitted Claim that are not otherwise waived, released, or compromised in accordance with the Plan. Neither the failure to effect such a setoff nor the determination that any Claim is Permitted under this Plan will constitute a waiver or release by the Rehabilitator, AAC or the Segregated Account of any such claims, rights, and causes of action, notwithstanding any compulsory counterclaim rules or requirements to the contrary.

ARTICLE 5

CONDITIONS PRECEDENT TO EFFECTIVENESS

5.01 Conditions Precedent to Effectiveness.

Notwithstanding any other provision of this Plan or the Confirmation Order, the Effective Date of this Plan shall not occur, and this Plan shall not be binding on any party, unless and until each of the following conditions has been satisfied:

(a) the Court shall have entered the Confirmation Order, which Confirmation Order shall approve, among other things, the procedural and substantive fairness of the terms and conditions of the issuance of the Surplus Notes under Section 4.04(d) of this Plan, in form and substance reasonably satisfactory to the Rehabilitator and consistent with the representations in the No-action Letter Request, all as determined by the Rehabilitator in the Rehabilitator’s sole and absolute discretion;

(b) the Rehabilitator must be in receipt of (i) a No-action Letter in form and substance reasonably satisfactory to the Rehabilitator and, (ii) where possible, and in the Rehabilitator’s sole and absolute discretion, no-action letters or written confirmations of the availability of securities registration exemptions from the securities law administrator of each of the fifty states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

(c) the Segregated Account and the Fiscal Agent shall have executed the Fiscal Agency Agreement;

(d) OCI shall have issued a letter approving the issuance of the Surplus Notes under Section 4.04(d) of this Plan and the Junior Surplus Notes for the purposes set forth in this Plan; and

(e) all other actions, documents and agreements necessary to implement this Plan as of the Effective Date shall have been delivered and all conditions precedent thereto shall have been satisfied or waived, in each case, as determined in the sole and absolute discretion of the Rehabilitator.

5.02 Notification of Effective Date.

Upon satisfaction of all of the conditions set forth in Section 5.01 and in the definition of “Effective Date,” the Rehabilitator shall post a notice to the Website advising of the Effective Date of this Plan.

ARTICLE 6

RETENTION OF JURISDICTION

6.01 Retention of Jurisdiction.

Following the Effective Date, the Court shall retain exclusive jurisdiction over this Proceeding in accordance with the Act to ensure that the purposes and intent of this Plan are carried out. Without limiting the generality of the foregoing, the Court shall also expressly retain exclusive jurisdiction: (a) to hear and determine all Objections to Disputed Claims; (b) to hear, determine and enforce all causes of action that may exist against the Segregated Account or against the General Account or AAC or the Management Services Provider in regards to the Segregated Account; and (c) for all purposes pertaining to the treatment or classification of

Claims. The Court shall further retain exclusive jurisdiction for the following additional purposes:

(a) to modify this Plan after the Confirmation Date;

(b) to enter such orders and injunctions as are necessary to enforce the respective title, rights, and powers of the Segregated Account, the terms of this Plan, and to impose such limitations, restrictions, terms, and conditions on such title, rights, and powers as the Court may deem necessary;

(c) to enter an order closing the Proceeding;

(d) to correct any defect, cure any omission, or reconcile any inconsistency in this Plan or in any order of the Court as may be necessary to implement the purposes and intent of this Plan;

(e) to determine any and all motions, applications, and other contested matters that may be pending on the Effective Date;

(f) to consider any amendment or modification of this Plan or any Plan Document;

(g) to determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of this Plan;

(h) to consider and act on the compromise and settlement of any Claim against or cause of action by or against the Segregated Account or in relation to Policies and other liabilities allocated to the Segregated Account arising under or in connection with this Plan;

(i) to determine such other matters or proceedings as may be provided for under the Act, this Plan, or in any order or orders of the Court, including, but not limited to, the

Confirmation Order or any order that may arise in connection with this Plan, the Proceeding, or the Confirmation Order; and

(j) to interpret and enforce, and determine all questions and disputes regarding, the injunctions, releases, exculpations, and indemnifications provided for or set forth in this Plan or the Confirmation Order.

ARTICLE 7

ANNUAL REPORTS TO COURT

7.01 Annual Reports.

No later than June 1 of each year, the Rehabilitator shall file a report with the Court advising the Court on the status of the rehabilitation of the Segregated Account. Such report shall:

(a) provide an updated financial analysis showing the estimated liabilities and available claims paying resources of the Segregated Account;

(b) update the Court on the status of the run-off and/or settlement of the liabilities allocated to the Segregated Account;

(c) indicate whether the next scheduled interest payment in respect of the Surplus Notes shall be approved by OCI; and

(d) provide such other information as is required by law, requested by the Court or deemed appropriate by the Rehabilitator.

7.02 Amendments to Cash Percentage and Surplus Note Percentage.

In conjunction with the submission of such annual report, the Rehabilitator may petition the Court to amend this Plan in accordance with Section 10.04 to simultaneously increase the Cash Percentage and decrease the Surplus Note Percentage by corresponding amounts, if, based on the Rehabilitator’s analysis of the estimated liabilities and available claims paying resources of the Segregated Account, the Rehabilitator has determined, in his sole and absolute discretion, that such an amendment is equitable to the interests of the Holders of Policy Claims generally. In determining whether such an amendment is equitable to the interests of the Holders of Policy Claims generally, the Rehabilitator shall consider whether, in conjunction with any such amendment, outstanding Surplus Notes should be partially redeemed, pre-paid, or called.

ARTICLE 8

DISCHARGE, RELEASE AND INJUNCTION

8.01 Discharge, Release and Injunction.

Except as may otherwise be provided herein, the Distributions in respect of a Permitted Claim under this Plan shall be in complete exchange for, and in full and unconditional settlement, satisfaction, discharge and release of such Claim, and shall effect a full and complete release, discharge, and termination of any Liens, or other claims, interests, or encumbrances upon the Segregated Account and AAC with respect to such Claim and only such Claims. In addition, upon final determination in accordance with this Plan that a Claim is a Disallowed Claim, such determination shall effect a full and complete release, discharge and termination of any Liens, other claims, interests, or encumbrances upon the Segregated Account and AAC with respect to such Claim. Other than as expressly provided for in this Plan, all Holders of Claims are precluded from asserting against the Segregated Account, the General Account or AAC, or their respective successors or property or any of their respective current or former members, shareholders, affiliates, officers, directors, employees or agents, any Claims, obligations, rights, causes of action or liabilities, based upon any act, omission, transaction, or other activity of any kind or nature, made in connection with, or arising out of, the Segregated Account, AAC or the General Account with respect to the Segregated Account, the Proceeding, this Plan (and the

Confirmation Order related thereto), the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, other than claims of intentional fraud or willful misconduct. Except as otherwise provided in this Plan, and except as otherwise agreed by the Rehabilitator or the Management Services Provider, all Holders of Claims shall be permanently barred and enjoined from asserting against the Segregated Account, the General Account or AAC, or their respective successors or property or any of their respective current or former members, shareholders, affiliates, officers, directors, employees or agents, any of the following actions on account of such Claim: (i) commencing or continuing in any manner any action or other proceeding on account of such Claim, or the property to be distributed under the terms of this Plan, other than to enforce any right to Distribution to such Holders under this Plan; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against the Segregated Account, the General Account or AAC or any of the property to be distributed under the terms of this Plan, other than as permitted under sub-paragraph (i) above; (iii) creating, perfecting, or enforcing any Lien or other encumbrance against property of the Segregated Account, the General Account or AAC, or any property to be Distributed under the terms of this Plan; (iv) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due to the Segregated Account, the General Account or AAC, or any property of the Segregated Account, the General Account or AAC, or any direct or indirect transferee of any property of, or successor in interest to, the Segregated Account, the General Account or AAC as prohibited by Wis. Stat. § 645.56; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of this Plan.

8.02 Discharge, Release and Injunction With Regard to Holders and Sub-Trustee/Agents.

Each Holder acting on its own behalf or acting in its capacity as a trustee and/or agent for the beneficial holder(s) of any underlying financial instrument(s) insured by a Policy, and any party to the Transaction Documents assigned or delegated in whole or in part duties relating to submitting or processing payment of Policy Claims under the related Transaction Documents (each a “Sub-Trustee/Agent”), shall submit any claim for payment under such Policy in accordance with the provisions of the Plan by completing and submitting the Proof of Policy Claim Form in full (in the form approved by the Rehabilitator), including the selection of the delivery method for the payment in Surplus Notes. Actions taken in compliance with the Plan by any such Holder or Sub-Trustee/Agent shall not be deemed to be a violation of any provision in, or duty arising out of, the applicable Policy or related Transaction Documents. The Segregated Account shall indemnify any such Holder acting in its capacity as a trustee and/or agent for the beneficial holder(s) of any underlying financial instrument(s) insured by a Policy, and any such Sub-Trustee/Agent (each an “Indemnified Party”) for any reasonable and documented out-of-pocket losses and costs, including reasonable attorney fees, incurred in defending any lawsuit, action, or similar formal legal proceeding arising out of their compliance with the Plan (excluding losses and costs resulting from the negligence, gross negligence or other misconduct of such Indemnified Parties, provided, however, that for purposes of this indemnity, compliance with the Plan shall not be deemed to constitute negligence, gross negligence, or misconduct) (each a “Third Party Liability”), provided (a) no amounts shall be payable by the Segregated Account to any Indemnified Party to the extent that the same shall be reimbursable to them under or pursuant to the Transaction Documents and (b) any Indemnified Party making a claim for indemnification shall have used its best efforts to cause any such lawsuit, action or similar formal legal proceeding to be brought before the Dane County Circuit Court as part of this Proceeding.

Any indemnification obligation of the Segregated Account under this provision shall further be subject to the following: promptly upon receipt by any Indemnified Party of notice of any claim or of the commencement or threatened commencement of any action against the Indemnified Party which may constitute a Third-Party Liability, such Indemnified Party will cause notice to be given to the Segregated Account in writing of such claim or such commencement or threatened commencement of action or proceeding, together with a copy of any documents received by the Indemnified Party in connection therewith. In the event that any such claim or action shall be asserted against an Indemnified Party, the Indemnified Party shall consent to the intervention by the Segregated Account in any such suit in order to defend against said claim and/or shall tender to the Segregated Account control of the defense and settlement of such claim or action, and shall cooperate with the Segregated Account in such defense and settlement. The Segregated Account shall at all times have the right to employ counsel to represent both the Indemnified Party and the Segregated Account in any claim or action or proceeding, whether or not the Segregated Account has requested intervention or tender of control; provided that in the event the Segregated Account’s counsel or the Indemnified Party’s counsel determines that there is a legal conflict of interest between the Segregated Account and such Indemnified Party, and neither the Segregated Account nor such Indemnified Party is willing to waive such conflict, then such Indemnified Party shall be entitled to retain one separate counsel, acceptable to the Segregated Account. Until the Segregated Account requests the control of the defense and settlement of such claim or action or unless the Segregated Account has otherwise employed counsel to represent both the Segregated Account and such

Indemnified Party, such Indemnified Party shall have the right to employ its own counsel with respect to such lawsuit, action or similar formal legal proceeding, whose reasonable fees and expenses shall be Third-Party Liabilities (provided that the Segregated Account shall in no event be liable for the legal fees and expenses of more than one firm). Such Indemnified Party giving notice and, if requested, tendering defense of the lawsuit or action required by this paragraph are conditions to the Segregated Account’s indemnification obligations hereunder. Further, the Segregated Account shall have no liability for any settlement of any lawsuit or action for which the Segregated Account otherwise agrees herein to indemnify an Indemnified Party unless written notice of such proposed settlement shall have been furnished to the Segregated Account, and the Segregated Account in its sole discretion shall have consented in writing to such settlement.

All persons and entities are enjoined and restrained from commencing or prosecuting any actions, claims, lawsuits or other formal legal proceedings in any state, federal or foreign court, administrative body or other tribunal other than the Court against: (i) any Holder acting in its capacity as a trustee and/or agent for the beneficial holder(s) of any underlying financial instrument(s) insured by a Policy, in respect of such Holder’s compliance with the Plan; and/or (ii) any Sub-Trustee/Agent, in respect of such Sub-Trustee Agent’s compliance with the Plan. The Court shall have exclusive jurisdiction over such actions, claims, or lawsuits, which must be raised by motion or other filing in the Proceeding.

ARTICLE 9

IMMUNITY AND INDEMNIFICATION OF THE REHABILITATOR,

EMPLOYEES, AND CONSULTANTS

9.01 Beneficiaries of Immunity and Indemnification.

The following Persons are entitled to protection under this part of this Plan: OCI, the Rehabilitator, the Special Deputy Commissioner, the Segregated Account, AAC and the General Account, and the Management Services Provider, and each of their respective current and former members, shareholders, affiliates, officers, directors, employees and agents (including any attorneys, financial advisors, investment bankers, consultants and other professionals retained by such Persons, and any other advisors or experts with whom OCI, the Rehabilitator or the Special Deputy Commissioner consults, as contemplated by Wis. Stat. § 645.33(3)).

9.02 Immunity and Indemnification.

All Persons identified in Section 9.01 shall have official immunity and shall be immune from suit and liability, both personally and in their official capacities, for any act or omission made in connection with, or arising out of, the Segregated Account, AAC or the General Account with respect to the Segregated Account, the Proceeding, this Plan (and the Confirmation Order related thereto), the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, whether prior to or following the commencement of the Proceeding, with the sole exception of acts or omissions resulting from intentional fraud or willful misconduct as determined by a Final Order and, in all respects, such Persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities, if any, under this Plan. If any legal action is commenced against any Person identified in Section 9.01, whether against that Person personally or in an official capacity, alleging property damage, property loss, personal injury or other civil liability caused by or resulting from any act or omission made in connection with, or arising out of, the Segregated Account, AAC or the General Account with respect to the Segregated Account, the Proceeding, this Plan (and the Confirmation Order related thereto), the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, that Person shall be indemnified by the Segregated Account for all expenses, attorney’s fees, judgments, settlements, decrees or amounts due and owing or paid in satisfaction of or incurred in the defense of such legal action, unless it is determined by a Final Order that the alleged act or omission was caused by intentional fraud or willful misconduct. Any indemnification for expense payments, judgments, settlements, decrees, attorneys’ fees, surety bond premiums or other amounts paid or to be paid by the Segregated Account pursuant to this part of this Plan shall be considered a Permitted Administrative Claim. Nothing contained in or implied by this part of this Plan shall operate, or be construed or applied to deprive any Person identified in Section 9.01 of any immunity, indemnity, benefits of law, rights or any defense otherwise available.

ARTICLE 10

GENERAL PROVISIONS

10.01 Governing Law.

The rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Wisconsin, without giving effect to the principles of conflicts of law thereof.

10.02 Prior Orders and Agreements.

Unless modified by this Plan, the prior orders of this Court shall remain in full force and effect throughout the period of administration of this Plan. These orders include, without limitation, the Rehabilitation Order and the Injunction. Nothing in this Plan alters prior agreements or arrangements approved by the Rehabilitator with respect to the Segregated Account or any liability in respect of any Policy or other liability allocated to the Segregated Account.

10.03 Revocation or Withdrawal of this Plan.

The Rehabilitator reserves the right to revoke or withdraw this Plan prior to the Confirmation Date. If the Rehabilitator so revokes or withdraws this Plan, then this Plan shall be null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Segregated Account or any other Person, or to prejudice in any manner the rights of the Segregated Account or any other Person in any further proceedings involving the Segregated Account.

10.04 Amendment and Modification of this Plan.

The Rehabilitator may in his sole and absolute discretion alter, amend, or modify this Plan, the Segregated Account Operational Documents or the Disclosure Statement at any time prior to the Confirmation Hearing Date. Following the Confirmation Date, the Rehabilitator may seek the approval of the Court to alter, amend, or modify this Plan or the Plan Documents with such notice and hearing as the Court prescribes pursuant to Wis. Stat. § 645.33(5).

10.05 Termination of Rehabilitation.

The Rehabilitator may at any time petition the Court for an order terminating the rehabilitation of the Segregated Account if rehabilitation has been accomplished and the grounds for rehabilitation no longer exist.

10.06 Successors and Assigns.

The rights, benefits, and obligations of any Person named or referred to in this Plan shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, successors, or assigns of such Person.

10.07 Rules of Interpretation.

For purposes of this Plan: (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) any reference in this Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (iii) any reference in this Plan to an existing document or Exhibit filed, or to be filed, shall mean such document or Exhibit, as it may have been or may be amended, modified, or supplemented in accordance with its terms; (iv) unless otherwise specified, all references in this Plan to Sections and Articles are references to Sections and Articles of this Plan; (v) the words “herein” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; and (vi) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan.

10.08 Implementation.

The Rehabilitator and Management Services Provider shall take all steps, and execute all documents including appropriate releases, necessary to effectuate the provisions contained in this Plan.

10.09 Inconsistency.

In the event of any inconsistency between this Plan and the Disclosure Statement, the provisions of this Plan shall govern.

10.10 No Admissions.

Notwithstanding anything herein to the contrary, nothing contained in this Plan shall be deemed an admission by any Person with respect to any matter set forth herein.

10.11 Filing of Additional Documents.

On or before the Effective Date, the Rehabilitator may file with the Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

EXHIBIT A

FORM OF FISCAL AGENCY AGREEMENT

FISCAL AGENCY AGREEMENT

between

THE SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION

Issuer

and

THE BANK OF NEW YORK MELLON

Fiscal Agent

Dated as of March [•], 2011

5.1% Surplus Notes scheduled to mature on June 7, 2020

i

(continued)

(continued)

Page
EXHIBIT A	FORM OF CERTIFICATED NOTE	A-1

EXHIBIT B	FORM OF GLOBAL NOTE	B-1

Index of Defined Terms

Defined Term	Section
“AAC”	Recitals
“Act”	5(a)
“Affiliate”	11(d)
“Agent Members”	1(c)
“Authorized Officers”	1(b)
“Certificated Note”	5(a)
“Commissioner”	4(a)
“Corporate Trust Office”	2
“Exchange Act”	5(a)
“Fiscal Agent”	2
“Global Notes”	1(c)
“Issuer”	Preamble
“Notes”	1(a)
“Outstanding”	11(d)
“Paying Agent”	2
“Payment Restrictions”	1(a)
“Person”	11(d)
“Plan of Rehabilitation”	Recitals
“Proceeding”	Recitals
“registered holders”	4(a)
“Rehabilitator”	Recitals
“Rule 144A Information”	8
“Scheduled Maturity Date”	1(a)
“Transfer Agent”	2
“U.S. Depositary”	1(c)
“USA Patriot Act”	20

FISCAL AGENCY AGREEMENT (this “Agreement”), dated as of March [•], 2011, between the SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION (and any successor in interest thereto, the “Issuer”) and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Fiscal Agent (as defined herein). The Exhibits attached hereto shall be deemed to be a part of this Agreement.

Recitals

A. Ambac Assurance Corporation, a Wisconsin domiciled financial guaranty insurance corporation (including any successor in interest thereto, “AAC”), established the Issuer on March 24, 2010 pursuant to Section 611.24(2) of the Wisconsin Statutes with the approval of the Wisconsin Office of the Commissioner of Insurance and in accordance with the Plan of Operation for the Segregated Account of Ambac Assurance Corporation adopted by the Board of Directors of AAC, as amended from time to time.

B. The Issuer is the subject of an order for rehabilitation under Chapter 645 of the Wisconsin Statutes (the “Proceeding”), pursuant to which the rehabilitator of the Issuer under the Proceeding appointed by the rehabilitation court (including such rehabilitator’s successors, the “Rehabilitator”) has assumed control of the management of the Issuer and is conducting the business of the Issuer in accordance with a Plan of Rehabilitation approved on January 24, 2011 by the rehabilitation court pursuant to Section 645.33(5) of the Wisconsin Statutes (as amended, restated, supplemented or otherwise modified from time to time, the “Plan of Rehabilitation”). At all times while the Issuer is subject to the Proceeding, the term “Issuer” as used herein shall be deemed to include, and the Issuer shall act exclusively through, the Rehabilitator or the Rehabilitator’s designee.

1. The Notes.

(a) General. Subject to the terms and conditions of the Plan of Rehabilitation, the aggregate principal amount of 5.1% Surplus Notes of the Issuer (the “Notes”) that may be authenticated and delivered under this Agreement from time to time is unlimited. Claims based upon the Notes will rank below all Indebtedness, Policy Claims and Prior Claims (each as defined in the Notes). The payment by the Issuer of principal and interest on the Notes shall be conditioned upon the payment restrictions set forth in paragraphs 4 and 10 of the Notes (the “Payment Restrictions”). The Notes are scheduled to mature on June 7, 2020 (the “Scheduled Maturity Date”). Any reference herein to the term “scheduled maturity date” or other date for the payment of principal of the Notes shall include (i) the date, if any, fixed for redemption in accordance with paragraph 15 of the Notes and (ii) the date upon which any state or federal agency obtains an order or grants approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer or the general account of Ambac Assurance Corporation (the “General Account”), excluding, for the avoidance of doubt, any Excluded Order. “Excluded Order” means any order or approval of the type described in clause (ii) above entered or granted prior to the date hereof or any such order or approval entered or granted on or after the date hereof in the Proceeding, except to the extent that any such order or approval by its express terms provides for the acceleration of the maturity of the Notes or otherwise designates the scheduled maturity date or other maturity date or date for the payment of principal of the Notes.

(b) Forms of Notes. The Notes are being issued by the Issuer pursuant to, and subject to the terms and conditions of, the Plan of Rehabilitation. All Notes shall be issued substantially in the form attached hereto as either Exhibit A or B, as applicable, and shall be executed manually, in facsimile or portable document format on behalf of the Issuer by any of, (i) while the Issuer is subject to the Proceeding, the Rehabilitator or a designee of the Rehabilitator (including any management service provider) and, (ii) while the Issuer is not subject to the Proceeding, the Issuer’s Chief Executive Officer, President, Executive Vice President or Chief Financial Officer (the persons specified in the foregoing (i) and (ii), as applicable, the “Authorized Officers”), notwithstanding that such officers, or any of them, shall have ceased, for any reason, to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of any such Note. The Notes also may have such (A) additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Agreement and (B) letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Agreement, any law or with any rules made pursuant thereto or with the rules of any securities exchange, insurance regulatory or other governmental agency or depositary therefor or as may, consistently herewith, be determined by the Authorized Officer executing such Notes, in the case of both (A) and (B), as conclusively evidenced by the proper execution of such Notes by any such Authorized Officer. All Notes shall be otherwise identical except as to denomination, issue date and as otherwise provided herein.

(c) Book-Entry Provisions. This Section 1(c) shall apply to all Notes evidencing all or part of the Notes that are registered in the name of The Depository Trust Company (the “U.S. Depositary”) or a nominee thereof (“Global Notes”). The Issuer may execute and, upon the Issuer’s request, the Fiscal Agent shall, in accordance with this Section 1(c) and with Section 3, authenticate and deliver one or more Global Notes, which (A) shall be registered in the name of the U.S. Depositary or its nominee, (B) shall be retained by the Fiscal Agent as custodian for the U.S. Depositary and (C) shall bear legends substantially to the following effect:

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“UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE FISCAL AGENCY AGREEMENT REFERRED TO HEREINAFTER. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN SECTION 5 OF THE FISCAL AGENCY AGREEMENT, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 6(c) OF THE FISCAL AGENCY AGREEMENT. BENEFICIAL INTERESTS IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 6(c) OF THE FISCAL AGENCY AGREEMENT.”

Neither any members of, or participants in, the U.S. Depositary (“Agent Members”) nor any other persons on whose behalf Agent Members may act (including, without limitation, Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, Luxembourg and account holders and participants therein) shall have any rights under this Fiscal Agency Agreement with respect to any Global Note registered in the name of the U.S. Depositary or any nominee thereof, or under any such Global Note, and the U.S. Depositary or such nominee, as the case may be, may be treated by the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing

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herein shall prevent the Issuer, the Fiscal Agent or any agent of the Issuer or the Fiscal Agent from giving effect to any written certification, proxy or other authorization furnished by the U.S. Depositary or such nominee, as the case may be, or impair, as between the U.S. Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such persons governing the exercise of the rights of a holder of any Note.

(d) Persons Deemed Owners. The Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may treat the person in whose name a Note is registered as the absolute owner and holder of such Note for all purposes whatsoever, and none of the Issuer, the Fiscal Agent and any agent of any of them shall be affected by notice to the contrary. Any reference herein and in any Note to the term “holder” of a Note or “registered holder” shall be to the person in whose name a Note is registered in the register maintained for such purposes pursuant to Section 6 hereof.

(e) Denominations. The Notes shall be issuable in minimum denominations of $1 and integral multiples of $1 in excess thereof.

2. Fiscal Agent; Other Agents. The Issuer hereby appoints The Bank of New York Mellon, acting through its corporate trust office at 101 Barclay Street, Floor 8W, New York, New York 10286, Attention: Corporate Finance Group (the “Corporate Trust Office”), as fiscal agent of the Issuer in respect of the Notes upon the terms and subject to the conditions herein set forth, and The Bank of New York Mellon hereby accepts such appointment. The Bank of New York Mellon, and any successor or successors as such fiscal agent qualified and appointed in accordance with Section 10 hereof, are herein called the “Fiscal Agent.” The Fiscal Agent shall have the powers and authority granted to and conferred upon it in the Notes and hereby and such further powers and authority to act on behalf of the Issuer as may be mutually agreed upon by the Issuer and the Fiscal Agent. The Fiscal Agent shall keep a copy of this Agreement available for inspection during normal business hours at its Corporate Trust Office. The Fiscal Agent or any Paying Agent (as defined below) shall also act as Transfer Agent (as defined below). All of the terms and provisions with respect to such powers and authority contained in the Notes are subject to and governed by the terms and provisions hereof.

The Issuer may, at its discretion, appoint one or more agents (a “Paying Agent” or “Paying Agents”) for the payment, to the extent permitted under the Payment Restrictions, of the principal of and any interest on the Notes, and one or more agents (a “Transfer Agent” or “Transfer Agents”) for the transfer and exchange of Notes, at such place or places as the Issuer may determine; provided, however, that the Issuer shall at all times maintain a Paying Agent and Transfer Agent in the Borough of Manhattan, The City of New York (which Paying Agent and Transfer Agent may be the Fiscal Agent). The Issuer hereby initially appoints the Fiscal Agent at its Corporate Trust Office as

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Paying Agent, Transfer Agent, authenticating agent and securities registrar, and the Fiscal Agent hereby accepts such appointments. The Transfer Agent shall act as a securities registrar and there shall be kept at the office of the Transfer Agent a register in which, subject to such reasonable regulations as the Issuer may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers or exchanges of Notes. The Issuer shall promptly notify the Fiscal Agent of the name and address of any other Paying Agent or Transfer Agent appointed by it and of the country or countries in which a Paying Agent or Transfer Agent may act in that capacity, and will notify the Fiscal Agent of the resignation or termination of any such Paying Agent or Transfer Agent. Subject to the provisions of Section 10(c) hereof, the Issuer may vary or terminate the appointment of any such Paying Agent or Transfer Agent at any time and from time to time upon giving not less than 90 days’ notice to such Paying Agent or Transfer Agent, as the case may be, and to the Fiscal Agent. The Issuer shall cause written notice of any resignation, termination or appointment of the Fiscal Agent or any Paying Agent or Transfer Agent and of any change in the office through which any such Agent will act to be provided to holders of Notes as soon as reasonably practicable following the Issuer’s receipt of notice thereof.

3. Authentication. The Fiscal Agent is authorized from time to time, upon receipt of Notes duly executed on behalf of the Issuer and in accordance with the written order or orders of the Issuer signed on its behalf by an Authorized Officer, which order or orders shall include confirmation that all conditions precedent to the authentication of such Notes have been met and that authentication of such Notes is authorized and permitted by this Agreement, to manually authenticate and deliver Notes in accordance with the provisions therein and hereinafter set forth.

The Fiscal Agent may, with the consent of the Issuer, appoint by an instrument or instruments in writing, one or more agents (which may include itself) for the authentication of the Notes and, with such consent, vary or terminate any such appointment upon written notice and approve any change in the office through which any authenticating agent acts. The Issuer (by written notice to the Fiscal Agent and the authenticating agent whose appointment is to be terminated) may also terminate any such appointment at any time. The Fiscal Agent hereby agrees to solicit written acceptances from the entities concerned (in form and substance satisfactory to the Issuer) of such appointments. In its acceptance of such appointment, each such authenticating agent shall agree to act as an authenticating agent pursuant to the terms and conditions of this Agreement.

4. Payment and Cancellation.

(a) Payment. For so long as the Fiscal Agent is acting as a Paying Agent hereunder, the Issuer, subject to the Payment Restrictions, shall provide to the Fiscal

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Agent, or such other Paying Agent if the Fiscal Agent is no longer acting as a Paying Agent, in immediately available funds on or prior to 11:00 a.m., New York time, on each date on which a payment of principal of or any interest on the Notes shall be payable, as set forth in the text of the Notes, such amounts, in U.S. dollars, as are necessary (with any amounts then held by the Fiscal Agent and available for the purpose) to make such payment, and the Issuer hereby authorizes and directs the Fiscal Agent from funds so provided to it to make or cause to be made payment of the principal of and any interest, as the case may be, on the Notes in the manner, at the times and for the purposes set forth herein and in the text of said Notes; provided that the Issuer will not provide any such funds to the Fiscal Agent prior to such time as the relevant payment of principal or interest is approved by the Commissioner of Insurance of the State of Wisconsin or any successor thereto (the “Commissioner”). Permitted payments of principal of or any interest on the Notes to the persons (the “registered holders”) in whose names such Notes are registered on the register maintained pursuant to Section 6 hereof at the close of business on the record dates designated in the text of the Notes will be made (i) by wire transfer of immediately available funds to an account maintained by the payee with a bank as specified in the text of the Notes if such registered holder gives notice to the Fiscal Agent, not less than 15 days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the date on which such payments are scheduled to be made, of the account to which payment is to be made or, (ii) if no such notice is given, by mailing a check to the payee at the address reflected in the register maintained pursuant to Section 6 hereof. Unless the designation of the payee’s account to which payment is to be made is revoked, any such designation made by such holder with respect to such Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such holder. The Issuer shall pay any reasonable administrative costs in connection with making any such payments. The Fiscal Agent shall arrange directly with any other Paying Agent who may have been appointed by the Issuer pursuant to the provisions of Section 2 hereof for the payment, subject to the Payment Restrictions, from funds so paid by the Issuer of the principal of and any interest on the Notes in the manner, at the times and for the purposes set forth herein and in the text of said Notes. Notwithstanding the foregoing, the Issuer may provide directly to a Paying Agent (other than the Fiscal Agent) funds for the payment, subject to the Payment Restrictions, of the principal thereof and interest payable thereon under an agreement with respect to such funds containing substantially the same terms and conditions set forth in this Section 4(a) and in Section 9(b) hereof; and the Fiscal Agent shall have no responsibility with respect to any funds so provided by the Issuer to any such Paying Agent. To the extent that the Fiscal Agent is not acting as Paying Agent, references to the Fiscal Agent in this Section 4(a) shall include the Paying Agent in such capacity.

Funds received by the Paying Agent will be applied first to the amounts then due to the Paying Agent, Transfer Agent and Fiscal Agent under Section 9(a) and then to the principal of and interest on the Notes.

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Payments of principal of and interest on the Notes shall be made in the manner set forth in the Notes, including the Payment Restrictions set forth therein.

For any amounts due and payable under the Notes that are approved by the Commissioner in accordance with this Section 4(a) and which are due and payable under the Secured Note dated as of March 24, 2010, from Ambac Assurance Corporation to the Issuer (the “Secured Note”) or the Aggregate Excess of Loss Reinsurance Agreement, dated as of March 24, 2010, by and between Ambac Assurance Corporation and the Issuer (the “Aggregate Excess of Loss Reinsurance Agreement”), as the case may be, the Issuer undertakes to demand payment under the Secured Note or the Aggregate Excess of Loss Reinsurance Agreement, as the case may be, against Ambac Assurance Corporation.

(b) Cancellation. All Notes delivered to the Fiscal Agent (or any other agent appointed by the Issuer pursuant to Section 2 hereof) for payment, redemption or registration of transfer or exchange as provided herein or in the Notes shall be marked “cancelled” and, in the case of any other such agent, forwarded to the Fiscal Agent. All such Notes shall be disposed of by the Fiscal Agent in accordance with its customary procedures or by such other person as may be jointly designated by the Issuer and the Fiscal Agent, which, upon the Issuer’s written instructions, shall thereupon furnish certificates of such disposition to the Issuer.

5. Global Notes.

(a) Exchange for Certificated Notes. Notwithstanding any other provisions of this Agreement or the Notes, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any person other than the U.S. Depositary or one or more nominees thereof; provided that a Global Note may also be exchanged for Notes registered in the names of any person designated by the U.S. Depositary in the event that such exchange is permitted by applicable law and (i) the U.S. Depositary has notified the Issuer that it is unwilling or unable to continue as U.S. Depositary for such Global Note or the U.S. Depositary has ceased to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Issuer fails to appoint a successor depositary within 90 days of receiving such notice, (ii) an event described in paragraph 14(a) or the first sentence of paragraph 14(b) of the Notes has occurred and is continuing with respect to the Notes or (iii) a request for certificates has been made upon 60 days’ prior written notice given to the Fiscal Agent in accordance with the U.S. Depositary’s customary procedures and a copy of such notice has been received by the Issuer from the Fiscal Agent. Any Global Note exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (ii) or (iii) above may be exchanged in whole or from time to time in part as directed by the U.S. Depositary. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a person other than the U.S. Depositary or a

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nominee thereof shall be in the form of certificated securities in definitive, fully registered form without interest coupons, substantially in the form attached as Exhibit A hereto, with such applicable legends as are provided in Exhibit A (“Certificated Notes”).

(b) Notes Issued in Exchange for Global Notes. Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the U.S. Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the U.S. Depositary to the Transfer Agent located in the Borough of Manhattan, The City of New York, to be so exchanged. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered to the Transfer Agent for exchange or, if the Fiscal Agent is acting as custodian for the U.S. Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Fiscal Agent. Upon any such surrender or adjustment, the Fiscal Agent shall authenticate and deliver the Note duly executed by the Issuer in connection with such exchange to or upon the order of the U.S. Depositary or an authorized representative thereof.

(c) Authorization by Registered Holder. Subject to the provisions of Section 1(c) above, the registered holder may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a registered holder of a Note is entitled to take under this Fiscal Agency Agreement or the Notes.

(d) Certificated Notes Made Available. In the event of the occurrence of any of the events specified in paragraph (a) of this Section 5, the Issuer will promptly make available to the Fiscal Agent a reasonable supply of executed Certificated Notes.

6. Registration, Transfer and Exchange of Notes.

(a) General. The Fiscal Agent, as agent of the Issuer for this purpose, shall maintain at its Corporate Trust Office in the Borough of Manhattan, The City of New York, a register of Notes for the registration of Notes and the transfers and exchanges thereof. Subject to the provisions of this Section 6, upon presentation for the registration, transfer or exchange of any Note at the office of any Transfer Agent accompanied by a written instrument of transfer or exchange in the form reasonably approved by the Issuer (it being understood that, until notice to the contrary is given to holders of Notes, the Issuer shall be deemed to have approved the form of instrument of transfer or exchange, if any, printed on any Note), executed by the registered holder, in person or by such holder’s attorney thereunto duly authorized in writing, such Note shall be transferred

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upon the register for the Notes, and a new Note shall be authenticated and issued in the name of the transferee. No transfer shall be effected under this Agreement or the Notes until, and such transferee shall succeed to the rights of the transferor only upon, final acceptance and registration of transfer by the Fiscal Agent, as Transfer Agent, or by the Transfer Agent if the Fiscal Agent is not so serving, in the register.

(b) Transfers of Certificated Notes. To permit registrations of transfers and exchanges, the Fiscal Agent or Transfer Agent shall communicate to the Issuer any request from a holder of a Note to so transfer or exchange and the Issuer shall execute and the Fiscal Agent (or an authenticating agent appointed pursuant to Section 3) shall authenticate and deliver such Certificated Note. No service charge shall be made for any registration of transfer or exchange, but the Issuer and the Fiscal Agent may require payment by the holder of a Note of a sum sufficient to cover any transfer tax or other governmental charge payable in connection with any registration of transfer or exchange.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, subject to the Payment Restrictions, evidencing the same debt, and the applicable provisions of this Agreement shall apply equally thereto, as to the Notes surrendered upon such registration of transfer or exchange.

Upon the receipt by the Fiscal Agent, as Transfer Agent, at its Corporate Trust Office in The City of New York of (i) a Certificated Note accompanied by a written and executed instrument of transfer or exchange as provided in Section 6(a), (ii) written instructions from an Agent Member directing the Fiscal Agent to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in a Global Note having a principal amount equal to the principal amount of the Certificated Note so transferred and (iii) a written order containing information regarding the account of the Agent Member to be credited with such beneficial interest, the Fiscal Agent shall cancel such Certificated Note and shall instruct the U.S. Depositary to increase the principal amount of the applicable Global Note by the principal amount of the Certificated Note so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Global Note having a principal amount equal to the principal amount of the Certificated Note so transferred.

(c) Transfers of Global Notes and Interests Therein. Notwithstanding any other provision of this Agreement or the Notes, transfers of a Global Note, in whole or in part, shall be made only in accordance with this Section 6(c). A Global Note may not be transferred, in whole or in part, to any person other than the U.S. Depositary or a nominee thereof, and no such transfer to any such other person may be registered; provided that this Section 6(c) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any person shall be effective under this Agreement or the Notes unless and until such Note has been registered in the name of such person. The transfer and exchange of any beneficial

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interest in Global Notes shall be effected through the U.S. Depositary in accordance with this Agreement (including applicable restrictions on transfer set forth herein, if any) and the procedures of the U.S. Depositary therefor and nothing in this Section 6(c) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 6(c). In the event that a Global Note, any portion thereof or a beneficial interest therein is exchanged for Notes other than Global Notes, such other Notes may in turn be exchanged (on transfer or otherwise) for Notes that are not Global Notes or for beneficial interests in a Global Note (if any is then outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of Section 6(b).

(d) Registration of Transfers and Exchanges. Successive registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the securities register. No service charge shall be made to a holder for any registration of transfer or exchange of the Notes, but the Fiscal Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and any other amounts required to be paid by the provisions of the Notes.

(e) Information from Transfer Agent. Any Transfer Agent appointed pursuant to Section 2 hereof shall provide to the Fiscal Agent such information as the Fiscal Agent may reasonably require in connection with the delivery by such Transfer Agent of Notes upon transfer or exchange of Notes.

(f) Periods of Non-registration. No Transfer Agent shall be required to make registrations of transfer or exchange of Notes during any periods designated in the text of the Notes as periods during which such registration of transfer and exchanges need not be made.

(g) Repurchases by Issuer. With the prior approval of the Commissioner, the Issuer and any person that constitutes an affiliate of the Issuer within the meaning of the Securities Act of 1933, as amended (the “Act”), may at any time purchase Notes in the open market or otherwise at any price, for its own account or the account of others. Any Note so purchased by the Issuer or any such affiliate for its own account shall not thereafter be re-issued or resold, except pursuant to an exemption from registration under the Act.

7. Redemption. Subject to the Payment Restrictions, including the prior approval of the Commissioner, the Notes may be redeemed, as a whole or in part, at the option of the Issuer at any time and from time to time, at the Redemption Price set forth in paragraph 15 of the Notes. The Notes may not be redeemed at the option of a holder thereof.

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(a) Notice to Fiscal Agent. If the Issuer elects to redeem Notes pursuant to paragraph 15 of the Notes, it shall notify the Fiscal Agent in writing of the date designated for redemption, the aggregate principal amount of Notes to be redeemed, the Redemption Price (as defined in the Notes) and that such redemption is being made pursuant to paragraph 15 of the Notes. The Issuer shall give each notice to the Fiscal Agent provided for in this Section not less than 45 days (unless a shorter period is acceptable to the Fiscal Agent) nor more than 60 days before the date designated for redemption.

(b) Selection of Notes to be Redeemed. If less than all the Notes are to be redeemed, each Outstanding Note shall be redeemed, pro rata; provided that if at the time of redemption such Notes are registered as a Global Note, the U.S. Depositary for such Global Note shall determine, in accordance with its procedures, the principal amount of such Notes to be redeemed held by each holder of a beneficial interest in such Global Note. The Fiscal Agent shall notify the Issuer promptly of the Notes or portion thereof selected to be redeemed. Notwithstanding any provision hereof or of the Notes to the contrary, any redemption of the Notes hereunder shall be pro rata with any other surplus or contribution notes or similar obligations issued from time to time by the Issuer or the General Account (or any successor or assign thereof in respect of such notes or similar obligations), in each case except to the extent that any such notes or similar obligations are, by their express terms, subordinated to the Notes.

(c) Notice of Redemption; Effect of Notice. Notices to redeem Notes shall be given by the Fiscal Agent on behalf of and at the expense of the Issuer in the manner provided in paragraph 15 of the Notes. The effect of such notice shall be as set forth in such paragraph 15.

(d) Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered with, if the Issuer or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Issuer and the Fiscal Agent duly executed by, the holder thereof or such holder’s attorney duly authorized in writing, and the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver to the holder of such Note without service charge, a new registered Note or Notes, of any authorized denomination as requested by such holder, and as permitted by Section 1(d) of this Agreement, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

8. Delivery of Certain Information. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a holder of a Note or beneficial interest in a Global Note, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such holder, or to a prospective purchaser of such Note or interest designated by such holder, in order to permit compliance by such holder with Rule 144A under the Act in connection with the resale of

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such Note by such holder. “Rule 144A Information” shall be such information as is specified pursuant to paragraph (d)(4) of Rule 144A under the Act (or any successor provision thereto), as such provisions (or successor provision) may be amended from time to time.

9. Conditions of Fiscal Agent’s Obligations. The Fiscal Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Issuer agrees and all of which are applicable to the Notes and the holders from time to time thereof:

(a) Compensation and Indemnity. The Fiscal Agent shall be entitled to such compensation as agreed from time to time in writing with the Issuer for all services rendered by it, and the Issuer agrees promptly to pay such compensation and to reimburse the Fiscal Agent for the reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by it in connection with or arising out of its services hereunder, or the issuance of the Notes and their offering and sale. The Issuer also agrees to indemnify the Fiscal Agent for, and to hold it harmless against, any loss, damages, claim, liability or expense, incurred without bad faith, negligence, fraud or willful misconduct, arising out of or in connection with its acting as Fiscal Agent, Transfer Agent or Paying Agent hereunder, as well as the reasonable costs and expenses actually incurred by the Fiscal Agent of defending against any claim of liability in the premises. The Issuer undertakes to pursue all of its payment rights under each of the Secured Note dated as of March 24, 2010, from Ambac Assurance Corporation to the Issuer and the Cooperation Agreement, dated as of March 24, 2010, by and between Ambac Assurance Corporation and the Issuer against Ambac Assurance Corporation for any amounts due to the Fiscal Agent pursuant to this Agreement. The obligations of the Issuer under this Section 9(a) shall survive payment of all the Notes, the resignation or removal of the Fiscal Agent or the termination of this Agreement.

(b) Agency. In acting under this Agreement and in connection with the Notes, the Fiscal Agent is acting solely as agent of the Issuer and does not assume any responsibility for the correctness of the recitals in the Notes (except for the correctness of the statement in its certificate of authentication thereon) or any obligation or relationship of agency or trust, for or with any of the owners or holders of the Notes, except that all funds held by the Fiscal Agent for the payment of principal of and any interest on the Notes, to the extent permitted under the Payment Restrictions, shall be held in trust for such owners or holders, as the case may be, as set forth herein and in the Notes; provided, however, that monies held in respect of the Notes remaining unclaimed at the end of two years after such principal and such interest shall have become payable in accordance with the Payment Restrictions (whether at the Scheduled Maturity Date or otherwise) and monies sufficient therefor shall have been duly made available for payment shall, together with any interest made available for payment thereon, be repaid to the Issuer. Upon such repayment, the aforesaid trust with respect to the Notes shall terminate and all

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liability of the Fiscal Agent and Paying Agents with respect to such funds shall thereupon cease.

(c) Advice of Counsel. The Fiscal Agent and any Paying Agent or Transfer Agent appointed by the Issuer pursuant to Section 2 hereof may consult with their respective counsel or other independent counsel satisfactory to them (to the extent such consultation is contemplated by the terms of this Agreement, at the expense of the Issuer), and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder, provided, that such action is without bad faith, negligence, fraud or willful misconduct on its part and in accordance with such advice or opinion.

(d) Reliance. The Fiscal Agent and any Paying Agent or Transfer Agent appointed by the Issuer pursuant to Section 2 hereof each shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Note, notice, direction, consent, certificate (including a certificate of an Authorized Officer delivered to the Fiscal Agent), affidavit, statement, or other paper or document believed by it, acting without bad faith, negligence, fraud or willful misconduct on its part, to be genuine and to have been passed upon or signed by the proper parties.

(e) Interest in Notes, etc. The Fiscal Agent, any Paying Agent or Transfer Agent appointed by the Issuer pursuant to Section 2 hereof and their respective officers, directors and employees may become the owners of, or acquire any interest in, any Notes, with the same rights that they would have if they were not the Fiscal Agent, such other Paying Agent or Transfer Agent or such person, and may engage or be interested in any financial or other transaction with the Issuer, and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or other obligations of the Issuer, as freely as if they were not the Fiscal Agent, such other Paying Agent or Transfer Agent or such person.

(f) Non-Liability for Interest. Subject to any agreement between the Issuer and the Fiscal Agent to the contrary, the Fiscal Agent shall not be under any liability for interest on monies at any time received by it pursuant to any of the provisions of this Agreement or the Notes.

(g) Certifications. Whenever in the administration of this Agreement the Fiscal Agent shall deem it desirable that a matter of fact be proved or established prior to taking, suffering or omitting any action hereunder, the Fiscal Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith, negligence, fraud or willful misconduct on its part, rely upon a certificate signed by an Authorized Officer and delivered to the Fiscal Agent as to such matter of fact.

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(h) No Implied Obligations. The duties and obligations of the Fiscal Agent, the Transfer Agent and the Paying Agent with respect to matters governed by this Agreement shall be determined solely by the express provisions hereof, and none of the Fiscal Agent, the Transfer Agent or the Paying Agent shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and the Notes, as applicable, and no implied covenants or obligations shall be read into this Agreement or the Notes against the Fiscal Agent, the Transfer Agent or the Paying Agent and the Fiscal Agent, the Transfer Agent and the Paying Agent shall be protected and incur no liability in respect of any action taken or omitted to be taken hereunder by the Fiscal Agent, the Transfer Agent or the Paying Agent without bad faith, negligence, fraud or willful misconduct on its part. Nothing in this Agreement shall be construed to require the Fiscal Agent, the Transfer Agent or the Paying Agent to advance or expend their own funds or take any action that may, in their opinion, expose them to any liability unless they receive indemnity satisfactory to them.

(i) Enforceability of Rights. The rights, privileges, protections, immunities and benefits given to the Fiscal Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Fiscal Agent in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

(j) Agents. The Fiscal Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians.

(k) Damages. In no event shall the Fiscal Agent be liable, directly or indirectly, for any special, indirect or consequential damages, even if the Fiscal Agent has been advised of the possibility of such damages.

(l) Recitals. The recitals contained in this Agreement and in the Notes (except the Fiscal Agent’s certificates of authentication) shall be taken as the statements of the Issuer and the Fiscal Agent does not assume any responsibility for the correctness of the same. The Fiscal Agent does not make any representation (other than with respect to itself) as to the validity or sufficiency of this Agreement or the Notes, except for the Fiscal Agent’s due authorization, execution and delivery of this Agreement. The Fiscal Agent shall not be accountable for the use or application by the Issuer of any of the Notes or the proceeds thereof.

(m) Occurrences Beyond Reasonable Control. In no event shall the Fiscal Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God,

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and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Fiscal Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(n) Default of the Issuer. Except as specifically set forth in this Agreement, the Fiscal Agent shall not have any duty or responsibility in case of any default by the Issuer in the performance of its obligations (including, without limiting the generality of the foregoing, any duty or responsibility to accelerate all or any of the Notes or to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for the payment thereof upon the Issuer).

10. Resignation, Removal and Appointment of Successor.

(a) Fiscal Agent and Paying Agent. The Issuer agrees, for the benefit of the holders from time to time of the Notes, that there shall at all times be a Fiscal Agent hereunder which shall be a bank or trust company organized and doing business under the laws of the United States of America or the State of New York, in good standing and having an established place of business in the Borough of Manhattan, The City of New York, and authorized under such laws to exercise corporate trust powers, until all the Notes authenticated and delivered hereunder (i) shall have been delivered to the Fiscal Agent for cancellation or (ii) have become payable, with the approval of the Commissioner, and monies sufficient to pay the full principal of and any interest remaining unpaid on the Notes shall have been made available for payment and either paid or returned to the Issuer as provided herein and in such Notes.

(b) Resignation and Removal. The Fiscal Agent may at any time resign by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than 60 days from the date on which such notice is given, unless the Issuer agrees to accept shorter notice. The Fiscal Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it shall become effective. Notwithstanding the dates of effectiveness of resignation or removal, as the case may be, to be specified in accordance with the preceding sentences, such resignation or removal shall take effect only upon the appointment by the Issuer, as hereinafter provided, of a successor Fiscal Agent (which, to qualify as such, shall for all purposes hereunder be a bank or trust company organized and doing business under the laws of the United States of America or of the State of New York, in good standing and having and acting through an established place of business in the Borough of Manhattan, The City of New York, authorized under such laws to exercise corporate trust powers and having a combined capital and surplus in excess of $50,000,000) and the acceptance of such appointment by such successor Fiscal Agent. Upon its resignation or removal, the Fiscal Agent shall be entitled to payment by the

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Issuer pursuant to Section 9 hereof of compensation for services rendered and to reimbursement of reasonable out-of-pocket expenses incurred hereunder. If a successor Fiscal Agent does not take office within 60 days after the retiring Fiscal Agent provides written notice of its intent to resign or is removed, the retiring Fiscal Agent at the expense of the Issuer, the Issuer or the holders of at least 10% in aggregate principal amount of the Notes then Outstanding (as defined in Section 11(d) herein) may petition any court of competent jurisdiction for the appointment of a successor Fiscal Agent.

(c) Successors. In case at any time the Fiscal Agent (or any Paying Agent if such Paying Agent is the only Paying Agent located in a place where, by the terms of the Notes or this Agreement, the Issuer is required to maintain a Paying Agent) shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they severally mature, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of applicable receivership, bankruptcy, insolvency or other similar legislation, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, liquidation, conservation or dissolution, a successor Fiscal Agent or Paying Agent, as the case may be, qualified as aforesaid (in the case of the Fiscal Agent), shall be appointed by the Issuer by an instrument in writing, filed with the successor Fiscal Agent or Paying Agent, as the case may be, and the predecessor Fiscal Agent or Paying Agent, as the case may be. Upon the appointment as aforesaid of a successor Fiscal Agent or Paying Agent, as the case may be, and acceptance by such successor of such appointment, the Fiscal Agent or Paying Agent, as the case may be, so succeeded shall cease to be Fiscal Agent or Paying Agent, as the case may be, hereunder. If no successor Fiscal Agent or other Paying Agent, as the case may be, shall have been so appointed by the Issuer and shall have accepted appointment as hereinafter provided, and, in the case of such other Paying Agent, if such other Paying Agent is the only Paying Agent located in a place where, by the terms of the Notes or this Agreement, the Issuer is required to maintain a Paying Agent, then any holder of a Note who has been a bona fide holder of a Note for at least six months (which Note, in the case of such other Paying Agent, is referred to in this sentence), on behalf of such holder and all others similarly situated, or the Fiscal Agent, may petition any court of competent jurisdiction for the appointment of a successor fiscal or paying agent, as the case may be. The Issuer shall give prompt written notice to each other Paying Agent of the appointment of a successor Fiscal Agent.

(d) Acknowledgement. Any successor Fiscal Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder. Upon delivery of such instrument, such successor Fiscal Agent, without any further act, deed or conveyance, shall become vested

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with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Fiscal Agent hereunder and all provisions hereof shall be binding on such successor Fiscal Agent. Furthermore, upon delivery of such instrument, such predecessor, upon payment of its compensation and reimbursement of its disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Fiscal Agent shall be entitled to receive, all monies, securities, books, records or other property on deposit with or held by such predecessor as Fiscal Agent hereunder. Upon delivery of such property, such predecessor Fiscal Agent shall become entitled to payment by the Issuer of its compensation and reimbursement of its disbursements then unpaid from such successor Fiscal Agent.

(e) Merger, Consolidation, etc. Any bank or trust company into which the Fiscal Agent hereunder may be merged, or resulting from any merger or consolidation to which the Fiscal Agent shall be a party, or to which the Fiscal Agent shall sell or otherwise transfer all or substantially all the agency and trust business of the Fiscal Agent; provided that it shall be qualified as aforesaid, shall be the successor Fiscal Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

11. Meetings and Amendments.

(a) Calling of Meeting, Notice and Quorum. A meeting of holders of Notes may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Notes to be made, given or taken by holders of Notes or to modify, amend or supplement the terms of the Notes or this Agreement as hereinafter provided, and subject to the requirement hereinafter set forth that the Issuer and the Fiscal Agent may, only with the prior approval of the Commissioner, modify, amend or supplement this Agreement or the terms of the Notes or give consents or waivers or take other actions with respect thereto. The Fiscal Agent may at any time call a meeting of holders of Notes for any such purpose to be held at such time and at such place in the Borough of Manhattan, The City of New York as the Fiscal Agent shall determine. Notice of every meeting of holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given as provided in the terms of the Notes, not less than 30 nor more than 60 days prior to the date fixed for the meeting (provided that, in the case of any meeting to be reconvened after adjournment for lack of a quorum, such notice shall be so given not less then 15 nor more than 60 days prior to the date fixed for such meeting). In case at any time the Issuer or the holders of at least 10% in aggregate principal amount of the Outstanding Notes (as defined in subsection (d) of this Section) shall have requested the Fiscal Agent to call a meeting of the holders of Notes for any such purpose, by written request setting forth in

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reasonable detail the action proposed to be taken at the meeting, the Fiscal Agent shall call such meeting for such purposes by giving notice thereof.

To be entitled to vote at any meeting of holders of Notes, a person shall be a holder of Outstanding Notes or a person duly appointed by an instrument in writing as proxy for such a holder. The persons entitled to vote a majority in principal amount of the Outstanding Notes shall constitute a quorum. The Fiscal Agent may make such reasonable and customary regulations consistent herewith as it shall deem advisable for any meeting of holders of Notes with respect to the proof of the appointment of proxies in respect of holders of Notes, the record date for determining the registered holders of Notes who are entitled to vote at such meeting (which date shall be designated by the Fiscal Agent and set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 15 nor more than 60 days prior to such meeting; provided that nothing in this paragraph shall be construed to render ineffective any action taken by holders of the requisite principal amount of Outstanding Notes on the date such action is taken), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(b) Approval. (i) At any meeting of holders of Notes duly called and held as specified above, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than a majority in aggregate principal amount of the Notes then Outstanding, or (ii) with the written consent of the holders of not less than a majority in aggregate principal amount of the Notes then Outstanding, in each case (i) or (ii) the Issuer and the Fiscal Agent may, with the prior approval of the Commissioner, modify, amend or supplement the terms of the Notes or this Agreement in any way, and the holders of Notes may make, take or give any request, demand, authorization, direction, notice, consent, waiver (including waiver of future compliance or past failure to perform) or other action provided by this Agreement or the Notes to be made, given or taken by holders of Notes; provided that no such action, modification, amendment or supplement, however effected, may, without the consent of the holder of each Note affected thereby, (A) change the Scheduled Interest Payment Date (as defined in the Notes) or Scheduled Maturity Date of the principal of or any installment of interest on any Note, (B) reduce the principal amount of any Note or the interest rate thereon, (C) change the currency in which, or the required place at which, payment with respect to interest or principal in respect of the Notes is payable, (D) change the Issuer’s obligations under Section 8 hereof in any manner adverse to the interests of the holder of a Note, (E) impair the right of a holder of a Note to institute suit for the enforcement of any payment, if such payment is permitted under the Payment Restrictions, on or with respect to any Note, (F) modify the provisions of paragraph 10 of the Notes in a manner adverse to the holders of the Notes, (G) reduce the above-stated percentage of the principal

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amount of Outstanding Notes, the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement or the terms and conditions of the Notes or to make, take or give any request, demand, authorization, direction, notice, consent, waiver (including waiver of any future compliance or past failure to perform) or other action provided hereby or thereby to be made, taken or given, (H) reduce the percentage of aggregate principal amount of Outstanding Notes necessary to constitute a quorum at any meeting of holders of Notes at which a resolution is adopted, or (I) change the restrictions on payment of principal of or interest on or redemption payment with respect to the Notes in a manner adverse to the holders of the Notes.

The Issuer and the Fiscal Agent may, with the prior approval of the Commissioner, without the vote or consent of any holder of Notes, amend this Agreement or the Notes for the purpose of (a) adding to the covenants of the Issuer for the benefit of the holders of Notes, (b) surrendering any right or power conferred upon the Issuer, (c) securing the Notes, (d) evidencing the succession of another entity to the Issuer and the assumption by such successor of the covenants and obligations of the Issuer herein and in the Notes as permitted by this Agreement and the Notes, (e) modifying the restrictions on, and procedures for, resale and other transfers of the Notes to the extent required by any change in applicable law or regulation, or the interpretation thereof, or in practices relating to the resale or transfer of restricted securities generally, (f) accommodating the issuance, if any, of Notes in book-entry or certificated form and matters related thereto which do not adversely affect the interest of any Note holder in any material respect, (g) curing any ambiguity or correcting or supplementing any defective provision contained herein or in the Notes in a manner which does not adversely affect the interest of any Note holder in any material respect, or (h) effecting any amendment which the Issuer and the Fiscal Agent may determine is necessary or desirable and which shall not adversely affect the interest of any Note holder.

It shall not be necessary for the vote or consent of the holders of Notes to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

The Fiscal Agent shall receive an opinion of counsel in connection with any amendment or supplement entered into hereunder stating that all conditions precedent to such amendment or supplement have been fulfilled and that the Fiscal Agent’s entering into such amendment or supplement is authorized and permitted under this Agreement.

(c) Binding Nature of Amendments, Notices, Notations, etc. Any instrument given by or on behalf of any holder of a Note in connection with any consent to or vote

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for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action shall be irrevocable once given and shall be conclusive and binding on all subsequent holders of such Note or any Note issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action taken, made or given in accordance with Section 11(b) hereof shall be conclusive and binding on all holders of Notes, whether or not they have given such consent or cast such vote or were present at any meeting, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Notes. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Notes or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each holder of Notes affected thereby, in all cases as provided in the Notes.

Notes authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and the Issuer as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action. New Notes modified to conform, in the opinion of the Fiscal Agent and the Issuer, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action taken, made or given in accordance with Section 11(b) hereof may be prepared and executed by the Issuer, authenticated by the Fiscal Agent and delivered in exchange for Outstanding Notes.

(d) “Outstanding” Defined. For purposes of the provisions of this Agreement and the Notes, any Note authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be “Outstanding,” except:

(i) Notes theretofore cancelled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation;

(ii) Notes which have been called for redemption in accordance with their terms or which have become payable, to the extent permitted under the Payment Restrictions, at the Scheduled Maturity Date or otherwise, and with respect to which, in each case, monies sufficient to pay the principal thereof and any interest thereon shall have been paid; and

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(iii) Notes paid under Section 12 of the Notes or in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to this Agreement;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Notes are present at a meeting of holders of Notes for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, the principal amount of any Notes that are beneficially owned by the Issuer or any of its Affiliates, or the voting of which the Issuer or any of its Affiliates has the right to direct with respect to such request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement, shall be disregarded in such calculation (in both the numerator and the denominator). The Fiscal Agent shall incur no liability for failing to disregard any Note owned directly or indirectly by the Issuer or any Affiliate of the Issuer in the absence of actual knowledge of that circumstance by a corporate trust officer of the Fiscal Agent responsible for the administration of this Agreement.

As used herein, an “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

As used herein, “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of any kind.

12. Remedies. Holders of Notes may enforce this Agreement or the Notes only in the manner set forth below.

(a) Acceleration of Maturity. In the event that any state or federal agency shall obtain an order or grant approval (excluding any Excluded Order) for the rehabilitation, liquidation, conservation, dissolution, receivership or any similar action of the Issuer or the General Account (including, without limitation, under Chapter 645 of the Wisconsin Statutes), the Notes will upon the obtaining of such an order or the granting of such approval immediately mature in full without any action on the part of the Fiscal Agent or any holder of the Notes, with payment thereon being subject to the Payment Restrictions, and any restrictions imposed as a consequence of, or pursuant to, such proceedings. Notwithstanding any other provision of this Agreement or the Notes, in no event shall the Fiscal Agent or any holder of the Notes be entitled to declare the

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Notes to immediately mature or otherwise be immediately payable, except that payments approved by the Commissioner but unpaid may become immediately payable in accordance with clause (b) below.

(b) Failure to Pay or Perform Other Obligations. In the event that the Commissioner approves in whole or in part a payment of any interest on or principal of, or any redemption payment with respect to, any Notes and the Issuer fails to pay the full amount of such approved payment on the date such amount is scheduled to be paid, such approved amount will be immediately payable on such date without any action on the part of the Fiscal Agent or any holder of Notes. In the event that the Issuer fails to perform any of its other obligations hereunder or under the Notes (or otherwise abide by any of the other terms hereof or of the Notes), each holder of the Notes may pursue any available remedy to enforce the performance of any provision of such Notes or this Agreement; provided, however, that such remedy shall in no event include the right to declare the Notes immediately payable, except for payments approved by the Commissioner, and shall in no circumstances be inconsistent with the provisions of applicable law. A delay or omission by any Note holder in exercising any right or remedy accruing as a result of the Issuer’s failure to perform its obligations hereunder or under the Notes (or otherwise abide by any of the other terms hereof or of the Notes) and the continuation thereof shall not impair such right or remedy or constitute a waiver of or acquiescence in such non-performance by the Issuer. To the extent permitted by law, no remedy is exclusive of any other remedy and all remedies are cumulative.

(c) Rights of Holders. Notwithstanding any other provision of this Agreement or the Notes, the right of any holder of Notes to receive payment of the principal of and interest on such holder’s Notes on or after the respective scheduled payment or scheduled maturity dates expressed in such Notes, or to bring suit for the enforcement of any such payment on or after such respective scheduled payment or scheduled maturity dates, in each case subject to such payment on such dates having received the approval of the Commissioner pursuant to the Payment Restrictions, is absolute and unconditional and shall not be impaired or affected without the consent of such holder.

13. Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN. THE COMMISSIONER’S EXERCISE OF REGULATORY AUTHORITY, INCLUDING APPROVAL OF PAYMENTS ON THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN (OR, IF THE COMMISSIONER IS NO LONGER THE PRIMARY REGULATOR OF THE FINANCIAL CONDITION OF THE ISSUER, THE LAW OF SUCH JURISDICTION OF THE PRIMARY REGULATOR OF THE FINANCIAL CONDITION OF THE ISSUER), AND THE PARTIES TO THIS AGREEMENT

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AND HOLDERS OF NOTES SHALL SUBMIT ANY DISPUTES RELATED TO THE EXERCISE OF SUCH REGULATORY AUTHORITY TO THE EXCLUSIVE JURISDICTION OF THE CIRCUIT COURT IN DANE COUNTY, WISCONSIN, OR, SO LONG AS ANY PROCEEDING IS PENDING IN WISCONSIN AS TO THE ISSUER UNDER CHAPTER 645 OF THE WISCONSIN STATUTES, THEN TO THAT CASE AND COURT.

14. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing, including by email, shall specify this Agreement by name and date and shall identify the Notes, and if sent to the Fiscal Agent shall be delivered or transmitted by facsimile to it at The Bank of New York Mellon, 101 Barclay Street, Floor 7W, New York, New York 10286, Attention: Dealing & Trading Unit, fax: 212-815-2830, and if sent to the Issuer, with respect to notices of payments and written confirmations of wire transfers, shall be delivered or transmitted by facsimile to it at The Segregated Account of Ambac Assurance Corporation, c/o Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: First Vice President—Cash Management, fax: 212-208-3507, and if sent to the Issuer, with respect to all other communications, shall be delivered or transmitted by facsimile to it at The Segregated Account of Ambac Assurance Corporation, c/o Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: Chief Financial Officer, fax: 212-208-3416. The foregoing addresses for notices or communications may be changed by written notice given by the addressee to each party hereto, and the addressee’s address shall be deemed changed for all purposes from and after the giving of such notice.

Notices shall be deemed received by the Fiscal Agent only upon actual receipt by the Fiscal Agent. If the Fiscal Agent shall receive any notice or demand addressed to the Issuer by the holder of a Note, the Fiscal Agent shall promptly forward such notice or demand to the Issuer.

15. Severability. In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16. Headings. The section headings herein are for convenience of reference only and shall not affect the construction hereof.

17. Counterparts. This Agreement may be executed in one or more counterparts, and by each party separately on a separate counterpart, and each such counterpart when executed and delivered shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

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18. Interpretation. The provisions of this Agreement shall be construed to the greatest extent possible as consistent with the provisions of the Notes, and, to the extent the terms of this Agreement conflict with the terms of the Notes, the terms of the Notes shall govern. In the event that any provision of this Agreement or of the Notes shall conflict with the Plan of Rehabilitation, the Plan of Rehabilitation shall govern.

19. Waiver of Jury Trial. EACH OF THE FISCAL AGENT AND THE ISSUER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20. USA Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Fiscal Agent, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. The parties to this Agreement agree that they will provide the Fiscal Agent with such information as the Fiscal Agent may request in order for the Fiscal Agent to satisfy the requirements of the USA Patriot Act.

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IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement as of the date first above written.

SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION,

By:	Ambac Assurance Corporation, as Manager

By:
Name:
Title:

THE BANK OF NEW YORK MELLON as Fiscal Agent

By:
Name:
Title:

Fiscal Agency Agreement under Plan of Rehabilitation

EXHIBIT A

FORM OF CERTIFICATED NOTE

ANY PERSON ACQUIRING THIS NOTE AS A TRANSFEREE OF THE ORIGINAL REGISTERED HOLDER OF THIS NOTE OR ANY SUBSEQUENT REGISTERED HOLDER OF THIS NOTE IS DEEMED TO MAKE A REPRESENTATION TO THE ISSUER AND THE FISCAL AGENT AS SET FORTH IN PARAGRAPH 9 HEREOF.

ALL PAYMENTS OF PRINCIPAL AND INTEREST ON THIS NOTE MAY ONLY BE MADE WITH THE PRIOR APPROVAL OF THE COMMISSIONER OF INSURANCE OF THE STATE OF WISCONSIN OR ANY SUCCESSOR THERETO (THE “COMMISSIONER”).

SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION

5.1% Surplus Note scheduled to mature on June 7, 2020

No. R-	$

The SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION, a Wisconsin domiciled financial guaranty insurance corporation (and any successor in interest thereto, the “Issuer”), for value received, hereby promises to pay, subject to the Payment Restrictions (as defined in paragraph 1 of the reverse side of this Note), to                             , or registered assigns, the principal sum of                      United States dollars ($            ) on June 7, 2020 (the “Scheduled Maturity Date”), and to pay interest thereon, subject to the Payment Restrictions, including the approval of the Commissioner, from [•], 2011 or from the most recent Scheduled Interest Payment Date to which interest has been paid or duly provided for, annually in arrears on June 7 in each year and on the date the Notes are scheduled to mature, commencing June 7, 2011 (each, a “Scheduled Interest Payment Date”), at the rate of 5.1% per annum, until the principal hereof is paid or duly provided for. Any reference herein to the term “scheduled maturity date” or other date for the payment of principal of the Notes shall include (i) the date, if any, fixed for redemption thereof in accordance with paragraph 15 hereof and (ii) the date upon which any state or federal agency obtains an order or grants approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer or the General Account (other than any Excluded Order). As specified on the reverse hereof, all payments of principal of or interest on this Note may be made only with the prior approval of the Commissioner. The interest so payable, and punctually paid or duly provided for, on any Scheduled Interest Payment Date shall be paid, in accordance with the terms of the Fiscal Agency Agreement hereinafter referred to, to the person (the “registered holder”) in whose name this Note (or one or more predecessor Notes) is registered at the close of business on May 20 (whether or not a Business Day, as defined herein), as the case may be (each, a “Regular Record Date”), next preceding such Scheduled Interest Payment Date. Interest on the Notes shall be calculated on the basis of a 360-day year of twelve months of 30 days each. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date and shall be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Issuer, notice whereof shall be given to registered holders of the Notes not less than 15 days prior to such special record date.

Principal of this Note shall be payable against surrender hereof at the Corporate Trust Office of the Fiscal Agent hereinafter referred to and at the offices of such other Paying Agents as the Issuer shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal of the Notes shall be made only against surrender of the Notes; provided that in the case of payment of only a portion of principal, the Issuer shall execute a new registered Note or Notes in aggregate principal amount equal to and in exchange for the remaining portion of the principal of the Note so surrendered. Payments of interest on this Note will be made, in accordance with the foregoing and subject to applicable laws and regulations, (i) by wire transfer of immediately available funds to an account maintained by the person entitled thereto with a bank if such registered holder gives notice to the Fiscal Agent, not less than 15 days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the applicable scheduled payment date or scheduled maturity date hereof, of the payee’s account to which payment is to be made or (ii) if no such notice is given, by mailing a check on or before the scheduled payment date of such payment to the person entitled thereto at such person’s address appearing on the aforementioned register. Unless the designation of the payee’s account to which payment is to be made is revoked, any such designation made by such holder with respect to such Notes of the payee’s account to which payment is to be made shall remain in effect with respect to any future payments with respect to such Notes payable to such holder. The Issuer agrees that until this Note has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the full principal of and interest remaining unpaid on this Note have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in the Borough of Manhattan, The City of New York for the payment of the principal of and interest on the Notes as herein provided.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note may be executed by the Issuer by manual, facsimile or portable document format signatures, and such signatures may be executed on separate counterparts.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Note shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION,

By:	Ambac Assurance Corporation, as Manager

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK MELLON as Fiscal Agent

By:
Authorized Officer

FORM OF REVERSE

1. General. This Note is one of a duly authorized issue of 5.1% Surplus Notes scheduled to mature on June 7, 2020 of the Issuer (herein called the “Notes”), unlimited in aggregate principal amount (subject to the terms and conditions of the Plan of Rehabilitation). The Issuer and The Bank of New York Mellon have entered into a Fiscal Agency Agreement, dated as of March [•], 2011 (such instrument, as it may be duly amended from time to time, is herein called the “Fiscal Agency Agreement”), which provides for the mechanism for issuing the Notes and, inter alia, sets forth certain duties of the Fiscal Agent in connection therewith. As used herein, the term “Fiscal Agent” includes any successor fiscal agent under the Fiscal Agency Agreement. Copies of the Fiscal Agency Agreement are on file and available for inspection at the Corporate Trust Office of the Fiscal Agent in the Borough of Manhattan, The City of New York. Holders of Notes are referred to the Fiscal Agency Agreement for a statement of the terms thereof, including those relating to transfer, payment, exchanges and certain other matters. The Fiscal Agent or any Paying Agent shall also act as Transfer Agent and securities registrar.

Capitalized definitional terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Fiscal Agency Agreement. The terms of the Notes include those stated in the Fiscal Agency Agreement. The Notes are subject to all such terms, and holders of the Notes are referred to the Fiscal Agency Agreement for a statement of such terms. Holders of Notes may enforce the Notes only in accordance with the Fiscal Agency Agreement.

The Notes are direct and unsecured obligations of the Issuer and, subject to the payment restrictions contained in paragraphs 4 and 10 hereof (the “Payment Restrictions”), are scheduled to mature on June 7, 2020.

Any reference herein to the term “scheduled maturity date” or other date for the payment of principal of the Notes shall include (i) the date, if any, fixed for redemption thereof in accordance with paragraph 15 hereof and (ii) the date upon which any state or federal agency obtains an order or grants approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer or the General Account (other than any Excluded Order).

2. Form of Notes. The Notes are issuable only in fully registered form without coupons.

3. Registration, Transfer and Exchange. The Issuer shall maintain, in the Borough of Manhattan, The City of New York, a Transfer Agent where Notes may be registered or surrendered for registration of transfer or exchange. The Issuer has initially appointed the Fiscal Agent at its Corporate Trust Office as its Transfer Agent. The Issuer shall cause the Transfer Agent to act as a securities registrar and shall cause to be kept at the office of the Transfer Agent a register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and registration of transfers and exchanges of Notes. The Issuer reserves the right to vary or terminate the appointment of the Transfer Agent or to appoint additional or other Transfer Agents or to approve any change in the office through which any Transfer Agent acts; provided that there shall at all times be a Transfer Agent in the Borough of Manhattan, The City of New York. The Issuer shall cause written notice of any resignation, termination or appointment of the Fiscal Agent or any Paying Agent or Transfer Agent and of any change in the office through which any such Agent shall act to be provided to holders of Notes.

Subject to the restrictions set forth herein and in the Fiscal Agency Agreement, the transfer of a Note is registrable on the aforementioned register upon surrender of such Note at any Transfer Agent duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer duly executed by, the registered holder thereof or such holder’s attorney duly authorized in writing. Upon such surrender of this Note for registration of transfer, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

Subject to the restrictions set forth herein and in the Fiscal Agency Agreement, at the option of the registered holder upon request confirmed in writing, Notes may be exchanged for Notes of any authorized denominations and aggregate principal amount upon surrender of the Notes to be exchanged at the office of any Transfer Agent. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, the Notes which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange shall be effected upon the Issuer being reasonably satisfied with the documents of title and identity of the person making the request and subject to the restrictions set forth in this Note and/or the Fiscal Agency Agreement and such reasonable regulations as the Issuer may from time to time agree with the Fiscal Agent.

Notes may be redeemed by the Issuer, in whole or in part, but only to the extent permitted by the Payment Restrictions, including the prior approval of the Commissioner, and in accordance with paragraph 15 hereof. In the event of a partial redemption, the Issuer shall not be required (i) to register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the date notice is given identifying the Notes to be redeemed, or (ii) to register the transfer or exchange of any Note, or portion thereof, called for redemption.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits, as the Notes surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but the Issuer and the Fiscal Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than an exchange in connection with the partial redemption of a Note not involving any registration of a transfer.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may treat the person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

4. Restrictions on Payment. (a) Notwithstanding anything to the contrary set forth herein or in the Fiscal Agency Agreement, any payment of principal of, interest on or any monies owing with respect to this Note, whether at the scheduled payment date or scheduled maturity date specified herein or otherwise, may be made only with the prior approval of the Commissioner. If the Commissioner does not approve the making of any payment of principal of or interest on this Note on the scheduled payment date or scheduled maturity date thereof, as specified herein, the scheduled payment date or scheduled maturity date, as the case may be, shall be extended and such payment, together with interest accrued with respect thereto as contemplated by the immediately following two sentences, shall be made by the Issuer on the next following Business Day (as defined below) on which the Issuer shall have the approval of the Commissioner to make such payment together with such interest. Interest will continue to accrue, compounded on each anniversary of the original scheduled payment date or scheduled maturity date, on any such unpaid principal through the actual date of payment at the rate of interest stated on the face hereof. Interest will accrue, compounded on each anniversary of the original scheduled payment date, on interest (or any portion thereof) with respect to which the scheduled payment date has been extended, during the period of such extension, at the rate of interest per annum applicable to principal hereunder. If the Commissioner approves a payment of principal of or interest on the Notes in an amount that is less than the full amount of principal of and interest on the Notes then scheduled to be paid in respect of the Notes, payment of such partial amount shall be made pro rata among Note holders.

(b) Any payment of principal of or interest on any Note as to which the approval of the Commissioner has been obtained and which is not punctually paid or duly provided for on the scheduled payment date or scheduled maturity date thereof, as set forth herein (such payment being referred to as an “Unpaid Amount”), subject to the provisions of section 14(b), will forthwith cease to be payable to the registered holder of this Note on the relevant record date designated herein, and such Unpaid Amount, together with interest thereon accrued at the rate of interest per annum applicable to principal hereunder, compounded on each anniversary of the original scheduled payment date or scheduled maturity date, will instead be payable to the registered holder of this Note on a subsequent special record date. The Issuer shall fix the special record date and payment date for the payment of any Unpaid Amount. At least 15 days before the special record date, the Issuer shall mail to each holder of the Notes and the Fiscal Agent a notice that states the special record date, payment date and amount of interest or principal to be paid. On the payment date set forth in such notice, the Paying Agent shall pay the amount of interest or principal to be so paid to each holder of the Notes in the manner set forth in Section 4(a) of the Fiscal Agency Agreement.

5. Payment. (a) For so long as the Fiscal Agent is acting as a Paying Agent hereunder, the Issuer, subject to the Payment Restrictions, shall provide to the Fiscal Agent, or such other Paying Agent if the Fiscal Agent is no longer acting as a Paying Agent, in immediately available funds on or prior to 11:00 a.m., New York time, on each date on which a payment of principal of or any interest on this Note is payable, as set forth herein, such amounts, in U.S. dollars, as are necessary (with any amounts then held by the Fiscal Agent and available for the purpose) to make such payment, and the Issuer hereby authorizes and directs the Fiscal Agent from funds so provided to it to make or cause to be made payment of the principal of and any interest, as the case may be, on this Note as set forth herein and in the Fiscal Agency Agreement. Payments of principal of or any interest on the Notes will be made (i) by wire transfer of immediately available funds to an account maintained by the payee with a bank if such registered holder gives notice to the Fiscal Agent, not less than 15 days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the date on which such payments are scheduled to be made, of the account to which payment is to be made or (ii) if no such notice is given, by mailing a check to the payee at the address reflected in the securities register maintained pursuant to Section 6 of the Fiscal Agency Agreement. Unless the designation of the payee’s account to which payment is to be made is revoked, any such designation made by such holder with respect to such Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such holder. The Issuer shall pay any reasonable administrative costs in connection with making any such payments. The Fiscal Agent shall arrange directly with any other Paying Agent who may have been appointed by the Issuer pursuant to the provisions of Section 2 of the Fiscal Agency Agreement for the payment, subject to the Payment Restrictions, from funds so paid by the Issuer of the principal of and any interest on this Note. Any monies held in respect of this Note remaining unclaimed at the end of two years after such principal and such interest shall have become payable in accordance with the Payment Restrictions (whether at the Scheduled Maturity Date or otherwise) and monies sufficient therefor shall have been duly made available for payment shall, together with any interest made available for payment thereon, be repaid to the Issuer and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of and interest on this Note, subject to the Payment Restrictions. To the extent that the Fiscal Agent is not acting as Paying Agent, references to the Fiscal Agent in this Section 5(a) shall include the Paying Agent in such capacity.

(b) In any case where the scheduled payment date or scheduled maturity date of any Note shall be at any place of payment a day on which banking institutions are not carrying out transactions in U.S. dollars or are authorized or obligated by law or executive order to close, then payment of principal or interest need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions in the applicable jurisdiction are not carrying out transactions in U.S. dollars or are authorized or obligated by law or executive order to close (a “Business Day”), with the same force and effect as if made on the scheduled payment date or scheduled maturity date thereof, and no interest shall accrue on the amount of such payment for the period after such date, if such payment is so made.

6. Duties and Taxes. The Issuer shall pay all stamp and other duties, if any, which may be imposed by the United States of America or any governmental entity or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agency Agreement or the initial issuance of this Note. All payments will be made by the Issuer without withholding or deduction for or on account for any present or future tax, duty, assessment or other governmental charge of whatever nature imposed or levied by any government or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. The Issuer shall not be required to make any additional payment with respect to any withholding or deduction so required.

7. Covenants. For so long as any of the Notes remain Outstanding or any amount remains unpaid on any of the Notes,

(a) Except with respect to transactions covered by paragraph 8 hereof, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights (charter and statutory) and material franchises pursuant to the provisions of the Wisconsin Insurers Rehabilitation and Liquidation Act; provided, however, that the Issuer shall not be required to preserve any such right or franchise if the Rehabilitator or AAC’s Board of Directors, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and that the Issuer has used its reasonable best efforts to not disadvantage in any material respect the holders of the Notes.

(b) The Issuer will not be or become an open-end investment company, unit investment trust, face-amount certificate company or any other entity that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(c) (i) While the Issuer is subject to the Proceeding, the Rehabilitator will seek to, and (ii) while the Issuer is not subject to the Proceeding, the Issuer shall use its best efforts (provided that such best efforts do not require the Issuer to raise additional capital or indebtedness) to, obtain the approval of the Commissioner for the payment by the Issuer of interest on and principal of the Notes on the scheduled payment dates or scheduled maturity dates thereof, and, in the event any such approval has not been obtained for any such payment at or prior to the scheduled payment date or scheduled maturity date thereof, as the case may be, to continue to use its best efforts (provided that such best efforts do not require the Issuer to raise additional capital or indebtedness) to obtain such approval promptly thereafter. Not less than 45 days prior to the scheduled payment date or scheduled maturity date thereof (excluding any such scheduled maturity date which arises as a result of the obtaining of an order or the granting of approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer), the Issuer will seek the approval of the Commissioner to make each payment of interest on and principal of the Notes. In addition, the Issuer shall notify in writing or cause to be notified in writing each holder of the Notes and the Fiscal Agent no later than five Business Days prior to the scheduled payment date for interest on or the scheduled maturity date for principal of any Note (excluding any such scheduled maturity date which arises as a result of the obtaining of an order or the granting of approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer) in the event that the Commissioner has not then approved the making of any such payment on such scheduled payment date or such scheduled maturity date, and thereafter, if such payment has been approved by the Commissioner, shall promptly notify in writing or cause to be notified in writing each holder of the Notes and the Fiscal Agent of such approval and of the fact that, notwithstanding such approval, the Issuer shall have failed to make any such payment on any such scheduled payment date or such scheduled maturity date.

(d) For any amounts due and payable under the Notes that are approved by the Commissioner in accordance with Section 4(a) of the Fiscal Agency Agreement and which are due and payable under the Secured Note dated as of March 24, 2010, from Ambac Assurance Corporation to the Issuer (the “Secured Note”) or the Aggregate Excess of Loss Reinsurance Agreement, dated as of March 24, 2010, by and between Ambac Assurance Corporation and the Issuer (the “Aggregate Excess of Loss Reinsurance Agreement”), as the case may be, the Issuer undertakes to demand payment under the Secured Note or the Aggregate Excess of Loss Reinsurance Agreement, as the case may be, against Ambac Assurance Corporation.

8. Merger or Consolidation. For so long as any of the Notes remain Outstanding or any amounts remain unpaid on any of the Notes, the Issuer may merge or consolidate with or into any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any person, firm or corporation, if (i) (A) in the case of a merger or consolidation, the Issuer is the surviving corporation or (B) in the case of a merger or consolidation where the Issuer is not the surviving corporation and in the case of any such sale, conveyance, transfer or other disposition, the successor corporation is either Ambac Assurance Corporation (or its successor) or a corporation organized and existing under the laws of the United States of America or a state thereof and such corporation expressly assumes by supplemental fiscal agency agreement all the obligations of the Issuer under the Notes and the Fiscal Agency Agreement, (ii) at the time of any such merger or consolidation, or such sale, conveyance, transfer or other disposition, the Issuer shall not have failed to make payment of interest on or principal of, or any redemption payment with respect to, the Notes after having received the Commissioner’s prior approval to make such payment and (iii) the Issuer has delivered to the Fiscal Agent an officer’s certificate stating that such merger, consolidation, sale, conveyance, transfer or other disposition complies with this paragraph and that all conditions precedent herein provided for relating to such transaction have been complied with. In the event of the assumption by a successor corporation of the obligations of the Issuer as provided in clause (i)(B) of the immediately preceding sentence, such successor corporation shall succeed to and be substituted for the Issuer hereunder and under the Fiscal Agency Agreement and all such obligations of the Issuer shall terminate.

9. ERISA. No employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plan or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any entity whose underlying assets are considered to include “plan assets” of such employee benefit plans or arrangements (each, a “Plan”), or governmental, church or foreign plan subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), and no person acting on behalf of or investing “plan assets” of a Plan or a plan subject to a Similar Law, may acquire this Note as a transferee of the original registered holder of this Note or any subsequent registered holder of this Note, unless the acquisition and holding of the Note is exempt under one or more of Prohibited Transaction Class Exemptions 96-23, 95-60, 91-38, 90-1 or 84-14 (or any amendment thereof) or Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code or another applicable exemption from the prohibitions under Section 406 of ERISA and Section 4975 of the Code or, in the case of a governmental, church or foreign plan subject to Similar Law, such acquisition and holding do not violate any Similar Law. The acquisition by any person of this Note other than the original registered holder of this Note shall constitute a representation by such person to the Issuer and the Fiscal Agent that either (i) such person is not a Plan or a plan subject to Similar Law and is not acquiring the Note on behalf of or with “plan assets” of any Plan or any plan subject to Similar Law or (ii) its acquisition and holding of the Note or any interest therein are covered under an applicable exemption from the prohibitions under Section 406 of ERISA and Section 4975 of the Code. The restrictions on acquisitions of the Notes set forth in this paragraph 9 are in addition to those otherwise set forth in Section 6 of the Fiscal Agency Agreement and under applicable law or, in the case of a plan subject to Similar Law, do not violate such Similar Law.

10. Subordination. (a) The Issuer agrees, and each Note holder by accepting a Note agrees, that the indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this paragraph, to the prior payment in full of all Indebtedness, Policy Claims and Prior Claims (each as hereinafter defined).

(b) Upon any distribution to creditors of the Issuer in any rehabilitation, liquidation, conservation or dissolution or similar proceeding relating to the Issuer or its property, the priority of claims of Note holders shall be determined in accordance with Section 645.68 of the Wisconsin Statutes (together with any successor provision, and as may be hereafter amended from time to time, “Section 645.68”). In a proceeding commenced under Chapter 645 of the Wisconsin Statutes, claims for interest on, principal of, or any redemption payment with respect to, the Notes constitute Class 10 claims under Section 645.68, as currently in effect. If the Commissioner approves a payment of principal of or interest on the Notes in an amount that is less than the full amount of principal of and interest on the Notes then scheduled to be paid in respect of the Notes, payment of such partial amount shall be made pro rata among Note holders as their interests may appear.

(c) If a distribution is made to Note holders that, because of this paragraph, should not have been made to them, the Note holders who receive the distribution shall pay it over to the Issuer.

(d) The Issuer shall promptly notify the Fiscal Agent and the Paying Agent of any facts known to the Issuer that would cause a payment of principal of or interest on the Notes to violate paragraph 10(b).

(e) This paragraph defines the relative rights of Note holders, on the one hand, and holders of any other claims, on the other hand. Nothing in this Note or the Fiscal Agency Agreement shall (i) impair, as between the Issuer and Note holders, the obligation of the Issuer which is, subject to the Payment Restrictions, absolute and unconditional to pay principal of and interest on the Notes in accordance with their terms; (ii) affect the relative rights of Note holders and creditors of the Issuer, other than holders of Policy Claims, Indebtedness or Prior Claims; or (iii) prevent the Fiscal Agent or any Note holder from exercising any available remedies upon a breach by the Issuer of its obligations hereunder, subject to the rights of holders of Policy Claims, Indebtedness or Prior Claims to receive distributions otherwise payable to Note holders.

(f) No right of any holder of Policy Claims, Indebtedness or Prior Claims to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuer or by its failure to comply with the terms of this Fiscal Agency Agreement.

(g) Each holder of Notes, by acceptance thereof, authorizes and directs the Fiscal Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this paragraph and appoints the Fiscal Agent its attorney-in-fact for any and all such purposes.

As used herein, “Indebtedness” of the Issuer shall mean (i) all existing or future indebtedness of the Issuer for borrowed money; (ii) all existing or future indebtedness for borrowed money of other persons, the payment of which is guaranteed by the Issuer; (iii) all existing or future obligations of the Issuer under any agreement obligating the Issuer to cause another person to maintain a minimum level of net worth, or otherwise to ensure the solvency of such person; and (iv) all other claims or amounts owed, to the extent that the payment of principal of and interest on, or any redemption payment with respect to, the Notes would be required by law to be subordinated to the prior payment of any such claim or amount in the event of a distribution of claims pursuant to Section 645.68. Any indebtedness of the Issuer, which, by its express terms or other contract, is subordinated in right of payment to, or ranks equally with, the Notes shall not constitute Indebtedness. Any other surplus or contribution notes or similar obligations of the Issuer shall not constitute Indebtedness and will rank pari passu with, or be subordinated to, the Notes. Any surplus or contribution notes or similar obligations of Ambac Assurance Corporation will rank pari passu with the Notes unless the terms thereof expressly state that such notes are subordinated to the Notes.

As used herein, “Policy Claims” shall mean all existing or future claims of policyowners, beneficiaries and insureds arising from and within the coverage of, and not in excess of the applicable limits of, any and all existing or future policies, endorsements, riders and other contracts of insurance, annuity contracts (including, without limitation, guaranteed investment contracts and funding agreements) issued, assumed or renewed by the Issuer on or prior to the date hereof or hereafter created, all claims under separate account agreements to the extent such claims are not fully discharged by the assets held by the Issuer in the applicable separate accounts and all claims of any guaranty corporation or association of the State of Wisconsin or any other jurisdiction against the Issuer.

As used herein, “Prior Claims” shall mean all other claims against the Issuer, which, in the event of a rehabilitation, liquidation, conservation, dissolution or similar proceeding relating to the Issuer pursuant to Section 645.68, would have priority over claims with respect to the Notes. Under Section 645.68 as currently in effect, such other claims include: (i) costs and expenses of administration during conservation, rehabilitation, liquidation or similar proceedings, including but not limited to actual and necessary costs of preserving or recovering the assets of the insurer, compensation for all services rendered in the liquidation; necessary filing fees, fees and mileage payable to witnesses, and reasonable attorney fees; (ii) all claims under policies for losses incurred, including third party claims and federal, state and local government claims, except the first $200 of losses otherwise payable to any claimant under this clause (ii) other than the federal government; (iii) claims of the federal government not included under clause (ii), interest at the legal rate compounded annually on all claims in the class under this clause (iii), and on all claims of the federal government in the class under clause (ii), from the date of the petition for liquidation or the date on which the claim becomes due, whichever is later, until the date on which the dividend is declared; (iv) claims against the Issuer that are not under policies and that are for liability for bodily injury or for injury to or destruction of tangible property; (v) debts due to employees (with the exception of officers) for services performed, not to exceed $1,000 to each employee which have been earned within one year before the filing of the petition for liquidation, which shall be in lieu of any other similar priority authorized by law as to wages or compensation of employees, provided, however, that if there are no claims of the federal government, the claims in clause (v) have priority over all claims under clauses (ii) to (xi); (vi) claims under non-assessable policies for unearned premiums and other premium refunds and the first $200 of loss excepted by the deductible provision under clause (ii); (vii) all other claims, including claims of any state or local government, not falling within other clauses and claims, including those of any state or local governmental body, for a penalty or forfeiture, but only to the extent of the pecuniary loss sustained from the act, transaction or proceeding out of which the penalty or forfeiture arose, with reasonable and actual costs occasioned thereby; (viii) claims based solely on judgments; (ix) interest at the legal rate compounded annually on all claims in the classes under clauses (i) to (viii), except for claims of the federal government in the classes under clauses (ii) and (iii), from the date of the petition for liquidation or the date on which the claim becomes due, whichever is later, until the date on which the dividend is declared; and (x) pursuant to subdivision (8) of Section 645.68, the remaining claims or portions of claims not already paid, with interest calculated in accordance with clause (viii).

11. Delivery of Certain Information. For so long as any of the Notes remain Outstanding or any amount remains unpaid on any of the Notes, the Issuer shall, in accordance with Rule 144A under the Act, comply with the terms of the agreements set forth in Section 8 of the Fiscal Agency Agreement.

12. Mutilation, Destruction, Loss, etc. In case this Note shall become mutilated, defaced, destroyed, lost or stolen, the Issuer will execute and upon the Issuer’s request the Fiscal Agent shall authenticate and deliver a new Note, having a number not contemporaneously outstanding, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, bearing interest from the date to which interest has been paid on this Note, in exchange and substitution for this Note

(upon surrender and cancellation thereof if mutilated or defaced) or in lieu of and substitution for this Note. In the case where this Note is destroyed, lost or stolen, the applicant for a substituted Note shall furnish to the Issuer such security or indemnity as may be reasonably required by it to save it harmless, and, in every case of destruction, loss or theft of this Note, the applicant shall also furnish to the Issuer reasonable satisfactory evidence of the destruction, loss or theft of this Note and of the ownership thereof; provided, however, that if the registered holder hereof is, in the reasonable judgment of the Issuer, an institution of recognized responsibility, such holder’s written agreement of indemnity shall be deemed to be satisfactory for the issuance of a new Note in lieu of and substitution for this Note. The Fiscal Agent shall authenticate any such substituted Note and deliver the same only upon written request or authorization of the Issuer. Upon the issuance of any substituted Note, the Issuer and the Fiscal Agent may require the payment by the registered holder thereof of a sum sufficient to cover fees and expenses connected therewith. In case this Note has matured or is about to mature and shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may, subject to the Payment Restrictions, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except if this Note is mutilated or defaced) upon compliance by the registered holder with the provisions of this paragraph 12 as hereinabove set forth.

13. Amendments. Section 11 of the Fiscal Agency Agreement, which Section is hereby incorporated mutatis mutandis by reference herein, provides that, with certain exceptions as therein provided and with the consent of the holders of not less than a majority in aggregate principal amount of the Notes then Outstanding or by written consent of such percentage in aggregate principal amount of the Notes then Outstanding, the Issuer and the Fiscal Agent may, with the prior approval of the Commissioner, modify, amend or supplement the Fiscal Agency Agreement or the terms of the Notes or may give consents or waivers or take other actions with respect thereto. Any such modification, amendment, supplement, consent, waiver or other action shall be conclusive and binding on the holder of this Note and on all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation thereof is made upon this Note. The Fiscal Agency Agreement and the terms of the Notes may, with the prior approval of the Commissioner, be modified or amended by the Issuer and the Fiscal Agent, without the consent of any holders of Notes, for the purpose of (a) adding to the covenants of the Issuer for the benefit of the holders of Notes, or (b) surrendering any right or power conferred upon the Issuer, or (c) securing the Notes, or (d) evidencing the succession of another corporation to the Issuer and the assumption by such successor of the covenants and obligations of the Issuer herein and in the Fiscal Agency Agreement as permitted by the Notes and the Fiscal Agency Agreement, or (e) modifying the restrictions on, and procedures for, resale and other transfers of the Notes to the extent required by any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally, or (f) accommodating the issuance, if any, of Notes in book-entry or certificated form and matters related thereto which do not adversely affect the interest of any Note holder in any material respect, or (g) curing any ambiguity or correcting or supplementing any defective provision contained herein or in the Fiscal Agency Agreement in a manner which does not adversely affect the interest of any Note holder in any material respect, or (h) effecting any amendment which the Issuer and the Fiscal Agent may determine is necessary or desirable and which shall not adversely affect the interest of any Note holder, to all of which each holder of any Note, by acceptance thereof, consents.

14. Remedies. Holders of Notes may enforce the Fiscal Agency Agreement or the Notes only in the manner set forth below.

(a) In the event that any state or federal agency shall obtain an order or grant approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer or Ambac Assurance Corporation (other than an Excluded Order), the Notes will upon the obtaining of such an order or the granting of such approval immediately mature in full without any action on the part of the Fiscal Agent or any holder of the Notes, with payment thereon being subject to the Payment Restrictions, and any restrictions imposed as a consequence of, or pursuant to, such proceedings. Notwithstanding any other provision of this Note or the Fiscal Agency Agreement, in no event shall the Fiscal Agent or any holder of the Notes be entitled to declare the Notes to immediately mature or otherwise be immediately payable.

(b) In the event that the Commissioner approves in whole or in part a payment of any interest on or principal of, or any redemption payment with respect to, any Notes and the Issuer fails to pay the full amount of such approved payment on the date such amount is scheduled to be paid, such approved amount will be immediately payable on such date without any action on the part of the Fiscal Agent or any holder of Notes. In the event that the Issuer fails to perform any of its other obligations hereunder or under the Fiscal Agency Agreement, each holder of the Notes may pursue any available remedy to enforce the performance of any provision of such Notes or the Fiscal Agency Agreement; provided, however, that such remedy shall in no event include the right to declare the Notes immediately payable, and shall in no circumstances be inconsistent with the provisions of applicable law. A delay or omission by any Note holder in exercising any right or remedy accruing as a result of the Issuer’s failure to perform its obligations hereunder or under the Fiscal Agency Agreement and the continuation thereof shall not impair such right or remedy or constitute a waiver of or acquiescence in such non-performance by the Issuer. To the extent permitted by law, no remedy is exclusive of any other remedy and all remedies are cumulative.

(c) Notwithstanding any other provision of this Note or the Fiscal Agency Agreement, the right of any holder of Notes to receive payment of the principal of and interest on such holder’s Notes on or after the respective scheduled payment or scheduled maturity dates expressed in such Notes, or to bring suit for the enforcement of any such payment on or after such respective scheduled payment or scheduled maturity dates, in each case subject to such payment on such dates having received the approval of the Commissioner pursuant to the Payment Restrictions, including the approval of the Commissioner, is absolute and unconditional and shall not be impaired or affected without the consent of the holder.

15. Optional Redemption. (a) Subject to the Payment Restrictions, including the prior approval of the Commissioner, the Notes are subject to redemption, as a whole or in part, at the option of the Issuer at any time and from time to time, with no less than 30 and no more than 60 days’ prior written notice to the holder of the Note, at a redemption price (the “Redemption Price”) equal to 100% of the aggregate principal amount of the Notes to be redeemed plus any accrued but unpaid interest (including interest on interest); provided, that the Issuer shall not redeem any Notes unless it also redeems a pro rata amount of any other surplus notes of the Issuer outstanding at the time of such redemption. The Notes may not be redeemed at the option of any Note holder. Notice of any redemption pursuant to this paragraph 15(a) will be given to holders of the Notes as set forth below. Interest installments due on this Note on or prior to a redemption date will be payable to the holder of this Note of record at the close of business on the relevant record date, all as provided in the Fiscal Agency Agreement.

(b) In the case of any partial redemption of Notes, each Outstanding Note shall be redeemed pro rata; provided that if at the time of redemption such Notes are registered as a Global Note, the U.S. Depositary for such Global Note shall determine, in accordance with its procedures, the principal amount of such Notes to be redeemed held by each holder of a beneficial interest in such Global Note.

(c) Notices to redeem Notes shall be given to holders of Notes in writing mailed, first-class postage prepaid, to each holder of registered Notes, or portions thereof, so to be redeemed, at such holder’s address as it appears in the securities register. Such notice will be given once not more than 60 days nor less than 30 days prior to the date fixed for redemption. If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Notes in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Issuer or by the Fiscal Agent on behalf of and at the instruction of the Issuer shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Note shall affect the sufficiency of any notice with respect to other Notes. Notices to redeem Notes shall specify the date fixed for redemption, the Redemption Price or the manner of calculation thereof, the place or places of payment, that payment will be made upon presentation and surrender of the Notes to be redeemed (or portion thereof in the case of a partial redemption), that interest accrued to the date fixed for redemption (unless the date of redemption is a Scheduled Interest Payment Date) will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue if the Notes are so redeemed. In addition, in the case of a partial redemption, such notice shall specify the Notes called for redemption and the aggregate principal amount of the Notes to remain Outstanding after the redemption.

(d) If notice of redemption has been given in the manner set forth in paragraph 15(c) hereof, the Notes so to be redeemed shall be payable in full on the date specified in such notice and upon presentation and surrender of the Notes at the place or places specified in such notice, the Notes shall be paid and redeemed by the Issuer at the places and in the manner and currency herein specified and at the Redemption Price. From and after the redemption date, if monies for the redemption of Notes called for redemption shall have been made available at the Corporate Trust Office of the Fiscal Agent for redemption on the redemption date, the Notes called for redemption shall cease to bear interest, and the only right of the holders with respect to such Notes or portion thereof being redeemed shall be to receive payment of the Redemption Price. If monies for the redemption of the Notes are not made available for payment until after the redemption date, the Notes called for redemption shall not cease to bear interest until such monies have been so made available.

(e) Any Note which is to be redeemed only in part shall be surrendered with, if the Issuer or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Issuer and the Fiscal Agent duly executed by, the holder thereof or such holder’s attorney duly authorized in writing, and the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver to the holder of such Note without service charge, a new registered Note or Notes, of any authorized denomination as requested by such holder, and as permitted by Section 1(d) of the Fiscal Agency Agreement, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

16. Obligations Not Impaired. No reference herein to the Fiscal Agency Agreement and no provision of this Note or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, subject to the Payment Restrictions, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

17. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN. THE COMMISSIONER’S EXERCISE OF REGULATORY AUTHORITY, INCLUDING APPROVAL OF PAYMENTS ON THIS NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN (OR, IF THE COMMISSIONER IS NO LONGER THE PRIMARY REGULATOR OF THE FINANCIAL

CONDITION OF THE ISSUER, THE LAW OF SUCH JURISDICTION OF THE PRIMARY REGULATOR OF THE FINANCIAL CONDITION OF THE ISSUER), AND THE PARTIES TO THE FISCAL AGENCY AGREEMENT AND HOLDERS OF THIS NOTE SHALL SUBMIT ANY DISPUTES RELATED TO THE EXERCISE OF SUCH REGULATORY AUTHORITY TO THE EXCLUSIVE JURISDICTION OF THE CIRCUIT COURT IN DANE COUNTY, WISCONSIN, OR, SO LONG AS ANY PROCEEDING IS PENDING IN WISCONSIN AS TO THE ISSUER UNDER CHAPTER 645 OF THE WISCONSIN STATUTES, THEN TO THAT CASE AND COURT.

EXHIBIT B

FORM OF GLOBAL NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE FISCAL AGENCY AGREEMENT REFERRED TO HEREINAFTER. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN SECTION 5 OF THE FISCAL AGENCY AGREEMENT, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 6(C) OF THE FISCAL AGENCY AGREEMENT. BENEFICIAL INTERESTS IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 6(C) OF THE FISCAL AGENCY AGREEMENT.

ANY PERSON ACQUIRING THIS NOTE AS A TRANSFEREE OF THE ORIGINAL REGISTERED HOLDER OF THIS NOTE OR ANY SUBSEQUENT REGISTERED HOLDER OF THIS NOTE IS DEEMED TO MAKE A REPRESENTATION TO THE ISSUER AND THE FISCAL AGENT AS SET FORTH IN PARAGRAPH 9 HEREOF.

ALL PAYMENTS OF PRINCIPAL AND INTEREST ON THIS NOTE MAY ONLY BE MADE WITH THE PRIOR APPROVAL OF THE COMMISSIONER OF INSURANCE OF THE STATE OF WISCONSIN OR ANY SUCCESSOR THERETO (THE “COMMISSIONER”).

SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION

5.1% Surplus Note scheduled to mature on June 7, 2020

CUSIP NO.:             ISIN NO.:             COMMON CODE:

No. R	$

The SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION, a Wisconsin domiciled financial guaranty insurance corporation (and any successor in interest thereto, the “Issuer”), for value received, hereby promises to pay, subject to the Payment Restrictions (as defined in paragraph 1 of the reverse side of this Note), to Cede & Co., or registered assigns, the principal sum of              United States dollars ($            ), or such other amount (not to exceed [•] dollars ($[•]) when taken together with all of the Issuer’s Notes issued and outstanding in definitive certificated form or in the form of another Global Note) as may from time to time represent the principal amount of the Issuer’s Notes in respect of which beneficial interests are held through the U.S. Depositary in the form of a Global Note, on June 7, 2020 (the “Scheduled Maturity Date”), and to pay interest thereon, subject to the Payment Restrictions, including the approval of the Commissioner, from [•], 2011 or from the most recent Scheduled Interest Payment Date to which interest has been paid or duly provided for, annually in arrears on June 7 in each year and on the date the Notes are scheduled to mature, commencing June 7, 2011 (each, a “Scheduled Interest Payment Date”), at the rate of 5.1% per annum, until the principal hereof is paid or duly provided for. Any reference herein to the term “scheduled maturity date” or other date for the payment of principal of the Notes shall include (i) the date, if any, fixed for redemption thereof in accordance with paragraph 15 hereof and (ii) the date upon which any state or federal agency obtains an order or grants approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer or the General Account (other than any Excluded Order). As specified on the reverse hereof, all payments of principal of or interest on this Note may be made only with the prior approval of the Commissioner. The interest so payable, and punctually paid or duly provided for, on any Scheduled Interest Payment Date shall be paid, in accordance with the terms of the Fiscal Agency Agreement hereinafter referred to, to the person (the “registered holder”) in whose name this Note (or one or more predecessor Notes) is registered at the close of business on May 20 (whether or not a Business Day, as defined herein), as the case may be (each, a “Regular Record Date”), next preceding such Scheduled Interest Payment Date. Interest on the Notes shall be calculated on the basis of a 360-day year of twelve months of 30 days each. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date and shall be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Issuer, notice whereof shall be given to registered holders of the Notes not less than 15 days prior to such special record date.

Principal of this Note shall be payable against surrender hereof at the Corporate Trust Office of the Fiscal Agent hereinafter referred to and at the offices of such other Paying Agents as the Issuer shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal of the Notes shall be made only against surrender of the Notes; provided that in the case of payment of only a portion of principal, the Issuer shall execute a new registered Note or Notes in aggregate principal amount equal to and in exchange for the remaining portion of the principal of the Note so surrendered. Payments of interest on this Note will be made, in accordance with the foregoing and subject to applicable laws and regulations, (i) by wire transfer of immediately available funds to an account maintained by the person entitled thereto with a bank if such registered holder gives notice to the Fiscal Agent, not less than 15 days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the applicable scheduled payment date or scheduled maturity date hereof, of the payee’s account to which payment is to be made or (ii) if no such notice is given, by mailing a check on or before the scheduled payment date of such payment to the person entitled thereto at such person’s address appearing on the aforementioned register. Unless the designation of the payee’s account to which payment is to be made is revoked, any such designation made by such holder with respect to such Notes of the payee’s account to which payment is to be made shall remain in effect with respect to any future payments with respect to such Notes payable to such holder. The Issuer agrees that until this Note has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the full principal of and interest remaining unpaid on this Note have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in the Borough of Manhattan, The City of New York for the payment of the principal of and interest on the Notes as herein provided.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note may be executed by the Issuer by manual, facsimile or portable document format signatures, and such signatures may be executed on separate counterparts.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Note shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION,

By:	Ambac Assurance Corporation, as Manager

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK MELLON as Fiscal Agent

By:
Authorized Officer

FORM OF REVERSE

1. General. This Note is one of a duly authorized issue of 5.1% Surplus Notes scheduled to mature on June 7, 2020 of the Issuer (herein called the “Notes”), unlimited in aggregate principal amount (subject to the terms and conditions of the Plan of Rehabilitation). The Issuer and The Bank of New York Mellon have entered into a Fiscal Agency Agreement, dated as of March [•], 2011 (such instrument, as it may be duly amended from time to time, is herein called the “Fiscal Agency Agreement”), which provides for the mechanism for issuing the Notes and, inter alia, sets forth certain duties of the Fiscal Agent in connection therewith. As used herein, the term “Fiscal Agent” includes any successor fiscal agent under the Fiscal Agency Agreement. Copies of the Fiscal Agency Agreement are on file and available for inspection at the Corporate Trust Office of the Fiscal Agent in the Borough of Manhattan, The City of New York. Holders of Notes are referred to the Fiscal Agency Agreement for a statement of the terms thereof, including those relating to transfer, payment, exchanges and certain other matters. The Fiscal Agent or any Paying Agent shall also act as Transfer Agent and securities registrar.

Capitalized definitional terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Fiscal Agency Agreement. The terms of the Notes include those stated in the Fiscal Agency Agreement. The Notes are subject to all such terms, and holders of the Notes are referred to the Fiscal Agency Agreement for a statement of such terms. Holders of Notes may enforce the Notes only in accordance with the Fiscal Agency Agreement.

The Notes are direct and unsecured obligations of the Issuer and, subject to the payment restrictions contained in paragraphs 4 and 10 hereof (the “Payment Restrictions”), are scheduled to mature on June 7, 2020.

Any reference herein to the term “scheduled maturity date” or other date for the payment of principal of the Notes shall include (i) the date, if any, fixed for redemption thereof in accordance with paragraph 15 hereof and (ii) the date upon which any state or federal agency obtains an order or grants approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer or the General Account (other than any Excluded Order).

2. Form of Notes. The Notes are issuable only in fully registered form without coupons.

3. Registration, Transfer and Exchange. The Issuer shall maintain, in the Borough of Manhattan, The City of New York, a Transfer Agent where Notes may be registered or surrendered for registration of transfer or exchange. The Issuer has initially appointed the Fiscal Agent at its Corporate Trust Office as its Transfer Agent. The Issuer

shall cause the Transfer Agent to act as a securities registrar and shall cause to be kept at the office of the Transfer Agent a register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and registration of transfers and exchanges of Notes. The Issuer reserves the right to vary or terminate the appointment of the Transfer Agent or to appoint additional or other Transfer Agents or to approve any change in the office through which any Transfer Agent acts; provided that there shall at all times be a Transfer Agent in the Borough of Manhattan, The City of New York. The Issuer shall cause written notice of any resignation, termination or appointment of the Fiscal Agent or any Paying Agent or Transfer Agent and of any change in the office through which any such Agent shall act to be provided to holders of Notes.

Subject to the restrictions set forth herein and in the Fiscal Agency Agreement, the transfer of a Note is registrable on the aforementioned register upon surrender of such Note at any Transfer Agent duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer duly executed by, the registered holder thereof or such holder’s attorney duly authorized in writing. Upon such surrender of this Note for registration of transfer, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

Subject to the restrictions set forth herein and in the Fiscal Agency Agreement, at the option of the registered holder upon request confirmed in writing, Notes may be exchanged for Notes of any authorized denominations and aggregate principal amount upon surrender of the Notes to be exchanged at the office of any Transfer Agent. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, the Notes which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange shall be effected upon the Issuer being reasonably satisfied with the documents of title and identity of the person making the request and subject to the restrictions set forth in this Note and/or the Fiscal Agency Agreement and such reasonable regulations as the Issuer may from time to time agree with the Fiscal Agent.

Notes may be redeemed by the Issuer, in whole or in part, but only to the extent permitted by the Payment Restrictions, including the prior approval of the Commissioner, and in accordance with paragraph 15 hereof. In the event of a partial redemption, the Issuer shall not be required (i) to register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the date notice is given identifying the Notes to be redeemed, or (ii) to register the transfer or exchange of any Note, or portion thereof, called for redemption.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits, as the Notes surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but the Issuer and the Fiscal Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than an exchange in connection with the partial redemption of a Note not involving any registration of a transfer.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may treat the person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

4. Restrictions on Payment. (a) Notwithstanding anything to the contrary set forth herein or in the Fiscal Agency Agreement, any payment of principal of, interest on or any monies owing with respect to this Note, whether at the scheduled payment date or scheduled maturity date specified herein or otherwise, may be made only with the prior approval of the Commissioner. If the Commissioner does not approve the making of any payment of principal of or interest on this Note on the scheduled payment date or scheduled maturity date thereof, as specified herein, the scheduled payment date or scheduled maturity date, as the case may be, shall be extended and such payment, together with interest accrued with respect thereto as contemplated by the immediately following two sentences, shall be made by the Issuer on the next following Business Day (as defined below) on which the Issuer shall have the approval of the Commissioner to make such payment together with such interest. Interest will continue to accrue, compounded on each anniversary of the original scheduled payment date or scheduled maturity date, on any such unpaid principal through the actual date of payment at the rate of interest stated on the face hereof. Interest will accrue, compounded on each anniversary of the original scheduled payment date, on interest (or any portion thereof) with respect to which the scheduled payment date has been extended, during the period of such extension, at the rate of interest per annum applicable to principal hereunder. If the Commissioner approves a payment of principal of or interest on the Notes in an amount that is less than the full amount of principal of and interest on the Notes then scheduled to be paid in respect of the Notes, payment of such partial amount shall be made pro rata among Note holders.

(b) Any payment of principal of or interest on any Note as to which the approval of the Commissioner has been obtained and which is not punctually paid or duly provided for on the scheduled payment date or scheduled maturity date thereof, as set forth herein (such payment being referred to as an “Unpaid Amount”), subject to the provisions of section 14(b), will forthwith cease to be payable to the registered holder of this Note on the relevant record date designated herein, and such Unpaid Amount, together with interest thereon accrued at the rate of interest per annum applicable to principal hereunder, compounded on each anniversary of the original scheduled payment date or scheduled maturity date, will instead be payable to the registered holder of this Note on a subsequent special record date. The Issuer shall fix the special record date and payment date for the payment of any Unpaid Amount. At least 15 days before the special record date, the Issuer shall mail to each holder of the Notes and the Fiscal Agent a notice that states the special record date, payment date and amount of interest or principal to be paid. On the payment date set forth in such notice, the Paying Agent shall pay the amount of interest or principal to be so paid to each holder of the Notes in the manner set forth in Section 4(a) of the Fiscal Agency Agreement.

5. Payment. (a) For so long as the Fiscal Agent is acting as a Paying Agent hereunder, the Issuer, subject to the Payment Restrictions, shall provide to the Fiscal Agent, or such other Paying Agent if the Fiscal Agent is no longer acting as a Paying Agent, in immediately available funds on or prior to 11:00 a.m., New York time, on each date on which a payment of principal of or any interest on this Note is payable, as set forth herein, such amounts, in U.S. dollars, as are necessary (with any amounts then held by the Fiscal Agent and available for the purpose) to make such payment, and the Issuer hereby authorizes and directs the Fiscal Agent from funds so provided to it to make or cause to be made payment of the principal of and any interest, as the case may be, on this Note as set forth herein and in the Fiscal Agency Agreement. Payments of principal of or any interest on the Notes will be made (i) by wire transfer of immediately available funds to an account maintained by the payee with a bank if such registered holder gives notice to the Fiscal Agent, not less than 15 days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the date on which such payments are scheduled to be made, of the account to which payment is to be made or (ii) if no such notice is given, by mailing a check to the payee at the address reflected in the securities register maintained pursuant to Section 6 of the Fiscal Agency Agreement. Unless the designation of the payee’s account to which payment is to be made is revoked, any such designation made by such holder with respect to such Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such holder. The Issuer shall pay any reasonable administrative costs in connection with making any such payments. The Fiscal Agent shall arrange directly with any other Paying Agent who may have been appointed by the Issuer pursuant to the provisions of Section 2 of the Fiscal Agency Agreement for the payment, subject to the Payment Restrictions, from funds so paid by the Issuer of the principal of and any interest on this Note. Any monies held in respect of this Note remaining unclaimed at the end of two years after such principal and such interest shall have become payable in accordance with the Payment Restrictions (whether at the Scheduled Maturity Date or otherwise) and monies sufficient therefor shall have been duly made available for payment shall, together with any interest made available for payment thereon, be repaid to the Issuer and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of and interest on this Note, subject to the Payment Restrictions. To the extent that the Fiscal Agent is not acting as Paying Agent, references to the Fiscal Agent in this Section 5(a) shall include the Paying Agent in such capacity.

(b) In any case where the scheduled payment date or scheduled maturity date of any Note shall be at any place of payment a day on which banking institutions are not carrying out transactions in U.S. dollars or are authorized or obligated by law or executive order to close, then payment of principal or interest need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions in the applicable jurisdiction are not carrying out transactions in U.S. dollars or are authorized or obligated by law or executive order to close (a “Business Day”), with the same force and effect as if made on the scheduled payment date or scheduled maturity date thereof, and no interest shall accrue on the amount of such payment for the period after such date, if such payment is so made.

6. Duties and Taxes. The Issuer shall pay all stamp and other duties, if any, which may be imposed by the United States of America or any governmental entity or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agency Agreement or the initial issuance of this Note. All payments will be made by the Issuer without withholding or deduction for or on account for any present or future tax, duty, assessment or other governmental charge of whatever nature imposed or levied by any government or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. The Issuer shall not be required to make any additional payment with respect to any withholding or deduction so required.

7. Covenants. For so long as any of the Notes remain Outstanding or any amount remains unpaid on any of the Notes,

(a) Except with respect to transactions covered by paragraph 8 hereof, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights (charter and statutory) and material franchises pursuant to the provisions of the Wisconsin Insurers Rehabilitation and Liquidation Act; provided, however, that the Issuer shall not be required to preserve any such right or franchise if the Rehabilitator or AAC’s Board of Directors, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and that the Issuer has used its reasonable best efforts to not disadvantage in any material respect the holders of the Notes.

(b) The Issuer will not be or become an open-end investment company, unit investment trust, face-amount certificate company or any other entity that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(c) (i) While the Issuer is subject to the Proceeding, the Rehabilitator will seek to, and (ii) while the Issuer is not subject to the Proceeding, the Issuer shall use its best efforts (provided that such best efforts do not require the Issuer to raise additional capital or indebtedness) to, obtain the approval of the Commissioner for the payment by the Issuer of interest on and principal of the Notes on the scheduled payment dates or scheduled maturity dates thereof, and, in the event any such approval has not been obtained for any such payment at or prior to the scheduled payment date or scheduled maturity date thereof, as the case may be, to continue to use its best efforts (provided that such best efforts do not require the Issuer to raise additional capital or indebtedness) to obtain such approval promptly thereafter. Not less than 45 days prior to the scheduled payment date or scheduled maturity date thereof (excluding any such scheduled maturity date which arises as a result of the obtaining of an order or the granting of approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer), the Issuer will seek the approval of the Commissioner to make each payment of interest on and principal of the Notes. In addition, the Issuer shall notify in writing or cause to be notified in writing each holder of the Notes and the Fiscal Agent no later than five Business Days prior to the scheduled payment date for interest on or the scheduled maturity date for principal of any Note (excluding any such scheduled maturity date which arises as a result of the obtaining of an order or the granting of approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer) in the event that the Commissioner has not then approved the making of any such payment on such scheduled payment date or such scheduled maturity date, and thereafter, if such payment has been approved by the Commissioner, shall promptly notify in writing or cause to be notified in writing each holder of the Notes and the Fiscal Agent of such approval and of the fact that, notwithstanding such approval, the Issuer shall have failed to make any such payment on any such scheduled payment date or such scheduled maturity date.

(d) For any amounts due and payable under the Notes that are approved by the Commissioner in accordance with Section 4(a) of the Fiscal Agency Agreement and which are due and payable under the Secured Note dated as of March 24, 2010, from Ambac Assurance Corporation to the Issuer (the “Secured Note”) or the Aggregate Excess of Loss Reinsurance Agreement, dated as of March 24, 2010, by and between Ambac Assurance Corporation and the Issuer (the “Aggregate Excess of Loss Reinsurance Agreement”), as the case may be, the Issuer undertakes to demand payment under the Secured Note or the Aggregate Excess of Loss Reinsurance Agreement, as the case may be, against Ambac Assurance Corporation.

8. Merger or Consolidation. For so long as any of the Notes remain Outstanding or any amounts remain unpaid on any of the Notes, the Issuer may merge or consolidate with or into any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any person, firm or corporation, if (i) (A) in the case of a merger or consolidation, the Issuer is the surviving corporation or (B) in the case of a merger or consolidation where the Issuer is not the surviving corporation and in the case of any such sale, conveyance, transfer or other disposition, the successor corporation is either Ambac Assurance Corporation (or its successor) or a corporation organized and existing under the laws of the United States of America or a state thereof and such corporation expressly assumes by supplemental fiscal agency agreement all the obligations of the Issuer under the Notes and the Fiscal Agency Agreement, (ii) at the time of any such merger or consolidation, or such sale, conveyance, transfer or other disposition, the Issuer shall not have failed to make payment of interest on or principal of, or any redemption payment with respect to, the Notes after having received the Commissioner’s prior approval to make such payment and (iii) the Issuer has delivered to the Fiscal Agent an officer’s certificate stating that such merger, consolidation, sale, conveyance, transfer or other disposition complies with this paragraph and that all conditions precedent herein provided for relating to such transaction have been complied with. In the event of the assumption by a successor corporation of the obligations of the Issuer as provided in clause (i)(B) of the immediately preceding sentence, such successor corporation shall succeed to and be substituted for the Issuer hereunder and under the Fiscal Agency Agreement and all such obligations of the Issuer shall terminate.

9. ERISA. No employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plan or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any entity whose underlying assets are considered to include “plan assets” of such employee benefit plans or arrangements (each, a “Plan”), or governmental, church or foreign plan subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), and no person acting on behalf of or investing “plan assets” of a Plan or a plan subject to a Similar Law, may acquire this Note as a transferee of the original registered holder of this Note or any subsequent registered holder of this Note, unless the acquisition and holding of the Note is exempt under one or more of Prohibited Transaction Class Exemptions 96-23, 95-60, 91-38, 90-1 or 84-14 (or any amendment thereof) or Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code or another applicable exemption from the prohibitions under Section 406 of ERISA and Section 4975 of the Code or, in the case of a governmental, church or foreign plan subject to Similar Law, such acquisition and holding do not violate any Similar Law. The acquisition by any person of this Note other than the original registered holder of this Note shall constitute a representation by such person to the Issuer and the Fiscal Agent that either (i) such person is not a Plan or a plan subject to Similar Law and is not acquiring the Note on behalf of or with “plan assets” of any Plan or any plan subject to Similar Law or (ii) its acquisition and holding of the Note or any interest therein are covered under an applicable exemption from the prohibitions under Section 406 of ERISA and Section 4975 of the Code. The restrictions on acquisitions of the Notes set forth in this paragraph 9 are in addition to those otherwise set forth in Section 6 of the Fiscal Agency Agreement and under applicable law or, in the case of a plan subject to Similar Law, do not violate such Similar Law.

10. Subordination. (a) The Issuer agrees, and each Note holder by accepting a Note agrees, that the indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this paragraph, to the prior payment in full of all Indebtedness, Policy Claims and Prior Claims (each as hereinafter defined).

(b) Upon any distribution to creditors of the Issuer in any rehabilitation, liquidation, conservation or dissolution or similar proceeding relating to the Issuer or its property, the priority of claims of Note holders shall be determined in accordance with Section 645.68 of the Wisconsin Statutes (together with any successor provision, and as may be hereafter amended from time to time, “Section 645.68”). In a proceeding commenced under Chapter 645 of the Wisconsin Statutes, claims for interest on, principal of, or any redemption payment with respect to, the Notes constitute Class 10 claims under Section 645.68, as currently in effect. If the Commissioner approves a payment of principal of or interest on the Notes in an amount that is less than the full amount of principal of and interest on the Notes then scheduled to be paid in respect of the Notes, payment of such partial amount shall be made pro rata among Note holders as their interests may appear.

(c) If a distribution is made to Note holders that, because of this paragraph, should not have been made to them, the Note holders who receive the distribution shall pay it over to the Issuer.

(d) The Issuer shall promptly notify the Fiscal Agent and the Paying Agent of any facts known to the Issuer that would cause a payment of principal of or interest on the Notes to violate paragraph 10(b).

(e) This paragraph defines the relative rights of Note holders, on the one hand, and holders of any other claims, on the other hand. Nothing in this Note or the Fiscal Agency Agreement shall (i) impair, as between the Issuer and Note holders, the obligation of the Issuer which is, subject to the Payment Restrictions, absolute and unconditional to pay principal of and interest on the Notes in accordance with their terms; (ii) affect the relative rights of Note holders and creditors of the Issuer, other than holders of Policy Claims, Indebtedness or Prior Claims; or (iii) prevent the Fiscal Agent or any Note holder from exercising any available remedies upon a breach by the Issuer of its obligations hereunder, subject to the rights of holders of Policy Claims, Indebtedness or Prior Claims to receive distributions otherwise payable to Note holders.

(f) No right of any holder of Policy Claims, Indebtedness or Prior Claims to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuer or by its failure to comply with the terms of this Fiscal Agency Agreement.

(g) Each holder of Notes, by acceptance thereof, authorizes and directs the Fiscal Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this paragraph and appoints the Fiscal Agent its attorney-in-fact for any and all such purposes.

As used herein, “Indebtedness” of the Issuer shall mean (i) all existing or future indebtedness of the Issuer for borrowed money; (ii) all existing or future indebtedness for borrowed money of other persons, the payment of which is guaranteed by the Issuer; (iii) all existing or future obligations of the Issuer under any agreement obligating the Issuer to cause another person to maintain a minimum level of net worth, or otherwise to ensure the solvency of such person; and (iv) all other claims or amounts owed, to the extent that the payment of principal of and interest on, or any redemption payment with respect to, the Notes would be required by law to be subordinated to the prior payment of any such claim or amount in the event of a distribution of claims pursuant to Section 645.68. Any indebtedness of the Issuer, which, by its express terms or other contract, is subordinated in right of payment to, or ranks equally with, the Notes shall not constitute Indebtedness. Any other surplus or contribution notes or similar obligations of the Issuer shall not constitute Indebtedness and will rank pari passu with, or be subordinated to, the Notes. Any surplus or contribution notes or similar obligations of Ambac Assurance Corporation will rank pari passu with the Notes unless the terms thereof expressly state that such notes are subordinated to the Notes.

As used herein, “Policy Claims” shall mean all existing or future claims of policyowners, beneficiaries and insureds arising from and within the coverage of, and not in excess of the applicable limits of, any and all existing or future policies, endorsements, riders and other contracts of insurance, annuity contracts (including, without limitation, guaranteed investment contracts and funding agreements) issued, assumed or renewed by the Issuer on or prior to the date hereof or hereafter created, all claims under separate account agreements to the extent such claims are not fully discharged by the assets held by the Issuer in the applicable separate accounts and all claims of any guaranty corporation or association of the State of Wisconsin or any other jurisdiction against the Issuer.

As used herein, “Prior Claims” shall mean all other claims against the Issuer, which, in the event of a rehabilitation, liquidation, conservation, dissolution or similar proceeding relating to the Issuer pursuant to Section 645.68, would have priority over claims with respect to the Notes. Under Section 645.68 as currently in effect, such other claims include: (i) costs and expenses of administration during conservation, rehabilitation, liquidation or similar proceedings, including but not limited to actual and necessary costs of preserving or recovering the assets of the insurer, compensation for all services rendered in the liquidation; necessary filing fees, fees and mileage payable to witnesses, and reasonable attorney fees; (ii) all claims under policies for losses incurred, including third party claims and federal, state and local government claims, except the first $200 of losses otherwise payable to any claimant under this clause (ii) other than the federal government; (iii) claims of the federal government not included under clause (ii), interest at the legal rate compounded annually on all claims in the class under this clause (iii), and on all claims of the federal government in the class under clause (ii), from the date of the petition for liquidation or the date on which the claim becomes due, whichever is later, until the date on which the dividend is declared; (iv) claims against the Issuer that are not under policies and that are for liability for bodily injury or for injury to or destruction of tangible property; (v) debts due to employees (with the exception of officers) for services performed, not to exceed $1,000 to each employee which have been earned within one year before the filing of the petition for liquidation, which shall be in lieu of any other similar priority authorized by law as to wages or compensation of employees, provided, however, that if there are no claims of the federal government, the claims in clause (v) have priority over all claims under clauses (ii) to (xi); (vi) claims under non-assessable policies for unearned premiums and other premium refunds and the first $200 of loss excepted by the deductible provision under clause (ii); (vii) all other claims, including claims of any state or local government, not falling within other clauses and claims, including those of any state or local governmental body, for a penalty or forfeiture, but only to the extent of the pecuniary loss sustained from the act, transaction or proceeding out of which the penalty or forfeiture arose, with reasonable and actual costs occasioned thereby; (viii) claims based solely on judgments; (ix) interest at the legal rate compounded annually on all claims in the classes under clauses (i) to (viii), except for claims of the federal government in the classes under clauses (ii) and (iii), from the date of the petition for liquidation or the date on which the claim becomes due, whichever is later, until the date on which the dividend is declared; and (x) pursuant to subdivision (8) of Section 645.68, the remaining claims or portions of claims not already paid, with interest calculated in accordance with clause (viii).

11. Delivery of Certain Information. For so long as any of the Notes remain Outstanding or any amount remains unpaid on any of the Notes, the Issuer shall, in accordance with Rule 144A under the Act, comply with the terms of the agreements set forth in Section 8 of the Fiscal Agency Agreement.

12. Mutilation, Destruction, Loss, etc. In case this Note shall become mutilated, defaced, destroyed, lost or stolen, the Issuer will execute and upon the Issuer’s request the Fiscal Agent shall authenticate and deliver a new Note, having a number not contemporaneously outstanding, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, bearing interest from the date to which interest has been paid on this Note, in exchange and substitution for this Note (upon surrender and cancellation thereof if mutilated or defaced) or in lieu of and substitution for this Note. In the case where this Note is destroyed, lost or stolen, the applicant for a substituted Note shall furnish to the Issuer such security or indemnity as may be reasonably required by it to save it harmless, and, in every case of destruction, loss or theft of this Note, the applicant shall also furnish to the Issuer reasonable satisfactory evidence of the destruction, loss or theft of this Note and of the ownership thereof; provided, however, that if the registered holder hereof is, in the reasonable judgment of the Issuer, an institution of recognized responsibility, such holder’s written agreement of indemnity shall be deemed to be satisfactory for the issuance of a new Note in lieu of and substitution for this Note. The Fiscal Agent shall authenticate any such substituted Note and deliver the same only upon written request or authorization of the Issuer. Upon the issuance of any substituted Note, the Issuer and the Fiscal Agent may require the payment by the registered holder thereof of a sum sufficient to cover fees and expenses connected therewith. In case this Note has matured or is about to mature and shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may, subject to the Payment Restrictions, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except if this Note is mutilated or defaced) upon compliance by the registered holder with the provisions of this paragraph 12 as hereinabove set forth.

13. Amendments. Section 11 of the Fiscal Agency Agreement, which Section is hereby incorporated mutatis mutandis by reference herein, provides that, with certain exceptions as therein provided and with the consent of the holders of not less than a majority in aggregate principal amount of the Notes then Outstanding or by written consent of such percentage in aggregate principal amount of the Notes then Outstanding, the Issuer and the Fiscal Agent may, with the prior approval of the Commissioner, modify, amend or supplement the Fiscal Agency Agreement or the terms of the Notes or may give consents or waivers or take other actions with respect thereto. Any such modification, amendment, supplement, consent, waiver or other action shall be conclusive and binding on the holder of this Note and on all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation thereof is made upon this Note. The Fiscal Agency Agreement and the terms of the Notes may, with the prior approval of the Commissioner, be modified or amended by the Issuer and the Fiscal Agent, without the consent of any holders of Notes, for the purpose of (a) adding to the covenants of the Issuer for the benefit of the holders of Notes, or (b) surrendering any right or power conferred upon the Issuer, or (c) securing the Notes, or (d) evidencing the succession of another corporation to the Issuer and the assumption by such successor of the covenants and obligations of the Issuer herein and in the Fiscal Agency Agreement as permitted by the Notes and the Fiscal Agency Agreement, or (e) modifying the restrictions on, and procedures for, resale and other transfers of the Notes to the extent required by any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally, or (f) accommodating the issuance, if any, of Notes in book-entry or certificated form and matters related thereto which do not adversely affect the interest of any Note holder in any material respect, or (g) curing any ambiguity or correcting or supplementing any defective provision contained herein or in the Fiscal Agency Agreement in a manner which does not adversely affect the interest of any Note holder in any material respect, or (h) effecting any amendment which the Issuer and the Fiscal Agent may determine is necessary or desirable and which shall not adversely affect the interest of any Note holder, to all of which each holder of any Note, by acceptance thereof, consents.

14. Remedies. Holders of Notes may enforce the Fiscal Agency Agreement or the Notes only in the manner set forth below.

(a) In the event that any state or federal agency shall obtain an order or grant approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer or Ambac Assurance Corporation (other than an Excluded Order), the Notes will upon the obtaining of such an order or the granting of such approval immediately mature in full without any action on the part of the Fiscal Agent or any holder of the Notes, with payment thereon being subject to the Payment Restrictions, and any restrictions imposed as a consequence of, or pursuant to, such proceedings. Notwithstanding any other provision of this Note or the Fiscal Agency Agreement, in no event shall the Fiscal Agent or any holder of the Notes be entitled to declare the Notes to immediately mature or otherwise be immediately payable.

(b) In the event that the Commissioner approves in whole or in part a payment of any interest on or principal of, or any redemption payment with respect to, any Notes and the Issuer fails to pay the full amount of such approved payment on the date such amount is scheduled to be paid, such approved amount will be immediately payable on such date without any action on the part of the Fiscal Agent or any holder of Notes. In the event that the Issuer fails to perform any of its other obligations hereunder or under the Fiscal Agency Agreement, each holder of the Notes may pursue any available remedy to enforce the performance of any provision of such Notes or the Fiscal Agency

Agreement; provided, however, that such remedy shall in no event include the right to declare the Notes immediately payable, and shall in no circumstances be inconsistent with the provisions of applicable law. A delay or omission by any Note holder in exercising any right or remedy accruing as a result of the Issuer’s failure to perform its obligations hereunder or under the Fiscal Agency Agreement and the continuation thereof shall not impair such right or remedy or constitute a waiver of or acquiescence in such non-performance by the Issuer. To the extent permitted by law, no remedy is exclusive of any other remedy and all remedies are cumulative.

(c) Notwithstanding any other provision of this Note or the Fiscal Agency Agreement, the right of any holder of Notes to receive payment of the principal of and interest on such holder’s Notes on or after the respective scheduled payment or scheduled maturity dates expressed in such Notes, or to bring suit for the enforcement of any such payment on or after such respective scheduled payment or scheduled maturity dates, in each case subject to such payment on such dates having received the approval of the Commissioner pursuant to the Payment Restrictions, including the approval of the Commissioner, is absolute and unconditional and shall not be impaired or affected without the consent of the holder.

15. Optional Redemption. (a) Subject to the Payment Restrictions, including the prior approval of the Commissioner, the Notes are subject to redemption, as a whole or in part, at the option of the Issuer at any time and from time to time, with no less than 30 and no more than 60 days’ prior written notice to the holder of the Note, at a redemption price (the “Redemption Price”) equal to 100% of the aggregate principal amount of the Notes to be redeemed plus any accrued but unpaid interest (including interest on interest); provided, that the Issuer shall not redeem any Notes unless it also redeems a pro rata amount of any other surplus notes of the Issuer outstanding at the time of such redemption. The Notes may not be redeemed at the option of any Note holder. Notice of any redemption pursuant to this paragraph 15(a) will be given to holders of the Notes as set forth below. Interest installments due on this Note on or prior to a redemption date will be payable to the holder of this Note of record at the close of business on the relevant record date, all as provided in the Fiscal Agency Agreement.

(b) In the case of any partial redemption of Notes, each Outstanding Note shall be redeemed pro rata; provided that if at the time of redemption such Notes are registered as a Global Note, the U.S. Depositary for such Global Note shall determine, in accordance with its procedures, the principal amount of such Notes to be redeemed held by each holder of a beneficial interest in such Global Note.

(c) Notices to redeem Notes shall be given to holders of Notes in writing mailed, first-class postage prepaid, to each holder of registered Notes, or portions thereof, so to be redeemed, at such holder’s address as it appears in the securities register. Such notice will be given once not more than 60 days nor less than 30 days prior to the date fixed for redemption. If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Notes in the manner prescribed herein, then such notification in lieu thereof as shall be made by the

Issuer or by the Fiscal Agent on behalf of and at the instruction of the Issuer shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Note shall affect the sufficiency of any notice with respect to other Notes. Notices to redeem Notes shall specify the date fixed for redemption, the Redemption Price or the manner of calculation thereof, the place or places of payment, that payment will be made upon presentation and surrender of the Notes to be redeemed (or portion thereof in the case of a partial redemption), that interest accrued to the date fixed for redemption (unless the date of redemption is a Scheduled Interest Payment Date) will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue if the Notes are so redeemed. In addition, in the case of a partial redemption, such notice shall specify the Notes called for redemption and the aggregate principal amount of the Notes to remain Outstanding after the redemption.

(d) If notice of redemption has been given in the manner set forth in paragraph 15(c) hereof, the Notes so to be redeemed shall be payable in full on the date specified in such notice and upon presentation and surrender of the Notes at the place or places specified in such notice, the Notes shall be paid and redeemed by the Issuer at the places and in the manner and currency herein specified and at the Redemption Price. From and after the redemption date, if monies for the redemption of Notes called for redemption shall have been made available at the Corporate Trust Office of the Fiscal Agent for redemption on the redemption date, the Notes called for redemption shall cease to bear interest, and the only right of the holders with respect to such Notes or portion thereof being redeemed shall be to receive payment of the Redemption Price. If monies for the redemption of the Notes are not made available for payment until after the redemption date, the Notes called for redemption shall not cease to bear interest until such monies have been so made available.

(e) Any Note which is to be redeemed only in part shall be surrendered with, if the Issuer or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Issuer and the Fiscal Agent duly executed by, the holder thereof or such holder’s attorney duly authorized in writing, and the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver to the holder of such Note without service charge, a new registered Note or Notes, of any authorized denomination as requested by such holder, and as permitted by Section 1(d) of the Fiscal Agency Agreement, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

16. Obligations Not Impaired. No reference herein to the Fiscal Agency Agreement and no provision of this Note or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, subject to the Payment Restrictions, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

17. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN. THE COMMISSIONER’S EXERCISE OF REGULATORY AUTHORITY, INCLUDING APPROVAL OF PAYMENTS ON THIS NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN (OR, IF THE COMMISSIONER IS NO LONGER THE PRIMARY REGULATOR OF THE FINANCIAL CONDITION OF THE ISSUER, THE LAW OF SUCH JURISDICTION OF THE PRIMARY REGULATOR OF THE FINANCIAL CONDITION OF THE ISSUER), AND THE PARTIES TO THE FISCAL AGENCY AGREEMENT AND HOLDERS OF THIS NOTE SHALL SUBMIT ANY DISPUTES RELATED TO THE EXERCISE OF SUCH REGULATORY AUTHORITY TO THE EXCLUSIVE JURISDICTION OF THE CIRCUIT COURT IN DANE COUNTY, WISCONSIN, OR, SO LONG AS ANY PROCEEDING IS PENDING IN WISCONSIN AS TO THE ISSUER UNDER CHAPTER 645 OF THE WISCONSIN STATUTES, THEN TO THAT CASE AND COURT.

EXHIBIT B

FORM OF SURPLUS NOTE

Included as Exhibits A and B to the Fiscal Agency Agreement contained in Exhibit A hereof.

EXHIBIT C

PROOF OF POLICY CLAIM FORM

Date: [                    ]

Ambac Assurance Corporation,

as Management Services Provider of

the Segregated Account of Ambac Assurance Corporation

One State Street Plaza

New York, NY 10004

Attention: Claims Processing

Email: claimsprocessing@ambac.com

Facsimile: (212) 208-3404

Reference Policy Number: [                    ]

Reference is made to (i) the Plan of Rehabilitation of the Segregated Account of Ambac Assurance Corporation, as approved by the Circuit Court of Dane County, Wisconsin on January 24, 2011 (the “Plan of Rehabilitation”), (ii) the attached claim schedule, which includes detailed information about the claim made pursuant to this Proof of Policy Claim From (the “Claim Schedule”) and (iii) the Policy issued by Ambac Assurance Corporation (“Ambac”), identified above and on the Claim Schedule (the “Policy”), with respect to the insured obligation identified on the Claim Schedule (the “Insured Obligation”). Terms capitalized herein and not otherwise defined shall have the meanings ascribed to such terms in or pursuant to the Plan of Rehabilitation or the Policy, as the case may be, unless the context otherwise requires.

The undersigned hereby certifies as follows:

1.	The undersigned is a Holder under the Policy and is entitled, pursuant to the provisions of the Policy, to submit a claim of the “Total Claim Amount” set forth on the Claim Schedule with respect to the Insured Obligation (the “Total Claim Amount”) .

2.	The information set forth on the Claim Schedule is true, correct and complete.

3.	The “Total Claim Amount” set forth on Claim Schedule with respect to the Insured Obligation (the “Total Claim Amount”) is due for payment pursuant to the terms of the Policy and the contracts and instruments relating to or governing the Insured Obligation.

4.

The undersigned has not previously made a claim or demand for payment under the Policy in respect of amounts due on the Insured Obligation on the “Distribution Date” indicated on the Claim Schedule, except as otherwise specified in an addendum to this Proof of Policy Claim Form submitted by the Holder herewith.

5.	The undersigned hereby requests, as contemplated in Section 4.04(c) of the Plan of Rehabilitation, that the portion of the Total Claim Amount to be paid by the Segregated Account in Cash be made to the following account by bank wire transfer of federal or other immediately available funds:

Bank Name: [                    ]

ABA #: [                    ]

Acct #: [                    ]

Reference: [                        ]

6.	[Complete the following if the Holder is a trustee and/or agent for the beneficial holder of the Insured Obligation:] The undersigned hereby agrees that, following receipt of any cash payment by the Segregated Account in respect of the Total Claim Amount, it shall (i) cause such funds to be distributed in accordance with the provisions of the underlying instrument or contract relating to the Insured Obligation, and (ii) maintain an accurate record of such payments with respect to the Insured Obligation and the corresponding claim on the Policy and proceeds thereof.

7.	The undersigned has submitted to Ambac a Surplus Note Payment Schedule with respect to the Policy in the form attached to the Guidelines Under Plan of Rehabilitation (Claims Processing for Policy Claims) dated as of February 18, 2011 as Exhibit A, and the information set forth in such Surplus Note Payment Schedule continues to be true, correct and complete.

8.	[If the Policy requires the Holder to submit a claim or demand for payment in a specified form or to have satisfied certain conditions, include the following: ] [The undersigned has duly completed and submitted to Ambac a claim or demand for payment in the form specified by the Policy, a copy of which is attached hereto, and all other conditions to the receipt of the Total Claim Amount have been satisfied, and the amount claimed therein is equal to the Total Claim Amount.]

Without prejudice to (i) the terms and provisions of the Policy and any other related underlying instrument(s) or contract(s) and (ii) any assignment previously executed, whether pursuant to a Proof of Policy Claim Form or otherwise, the undersigned [include the following, if applicable:] [, in its capacity as trustee and on behalf of the beneficial owners of the Insured Obligation], hereby assigns to Ambac all of its rights, title and interests [include the following, if applicable:] [, including rights, title and interests held by it on behalf of the beneficial owners of the Insured Obligation,] with respect to the Insured Obligation, to the extent of any payments by the Segregated Account with respect to such Insured Obligation; the foregoing assignment is in addition to, and not in limitation of, rights of subrogation otherwise available to Ambac or the Segregated Account in respect of such payments. The undersigned shall take such action and

2

deliver such instruments as may be reasonably requested or required by Ambac or the Segregated Account to effectuate the purpose or provisions of the foregoing assignment.

The undersigned hereby acknowledges that the issuance of Surplus Notes by the Segregated Account in lieu of any Cash payments required to be made to the undersigned or any beneficial owner on whose behalf the undersigned is presenting this Proof of Policy Claim Form constitutes full and complete satisfaction of such payment obligation of the Segregated Account in respect of such claim, regardless of the existence of any provision in the Policy or any other underlying instrument or contract that would require, or that contemplates, the discharge of the obligations of the Segregated Account through the payment of Cash or otherwise.

ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD THE SEGREGATED ACCOUNT, THE REHABILITATOR OR OTHER PERSON FILES A STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT ACT, WHICH MAY BE SUBJECT TO CIVIL AND/OR CRIMINAL PENALTY.

[ ],
as Holder

By:
Name:
Title:

3

CLAIM SCHEDULE
Party submitting Claim:
Insured Obligation (name of bond/other):
Policy #:
Distribution Date:*
Claim Period:**
Total Claim Amount:

CUSIP	Short Name	Principal Claim Amount	Interest Claim Amount	Total Claim Amount	Record Date (Cash and Surplus Notes):***

Total

*	Distribution Date is the date on which principal and/or interest is due for payment with respect to the Insured Obligation.

Please use a different Proof of Policy Claim Form and Claim Schedule for each Distribution Date.

**	Claim Period is the period for which payments are due on the Distribution Date.
***	Complete only if option 2 under “Payments in Surplus Notes” is selected on the Surplus Note Payment Schedule relating to this Claim.

The record date will be used for distributions of cash and Surplus Notes to beneficial owners of the Insured Obligation.

To complete this field, insert either (A) “most recent record date” if the distributions of cash and Surplus Notes are to be made to the holders of record of the Insured Obligation at the time such distributions are made or (B) a specific historical date if the distributions are to be made to holders of record as of a prior date. The same record date should be used for distributions of cash and Surplus Notes relating to a given CUSIP for a given Claim Period.

EXHIBIT D

FORM OF JUNIOR SURPLUS NOTE

THIS 5.1% JUNIOR SURPLUS NOTE SCHEDULED TO MATURE ON JUNE 7, 2020 (THIS “NOTE”) (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM SUCH REGISTRATION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT (TOGETHER WITH ANY SUCCESSOR PROVISION AND AS SUCH MAY BE HEREAFTER AMENDED FROM TIME TO TIME, “RULE 144A”) OR REGULATION S UNDER THE SECURITIES ACT (TOGETHER WITH ANY SUCCESSOR PROVISION THERETO, AND AS SUCH MAY BE HEREAFTER AMENDED FROM TIME TO TIME, “REGULATION S”).

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (“QUALIFIED INSTITUTIONAL BUYER”) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT TO THE DELIVERY OF REASONABLY SATISFACTORY EVIDENCE TO THE ISSUER ESTABLISHING SUCH EXEMPTION, WHICH MAY INCLUDE AN OPINION OF COUNSEL, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ALL OTHER APPLICABLE JURISDICTIONS.

ANY PERSON ACQUIRING THIS NOTE IS DEEMED TO MAKE A REPRESENTATION TO THE ISSUER AS SET FORTH IN PARAGRAPH 4 HEREOF.

ALL PAYMENTS OF PRINCIPAL AND INTEREST ON THIS NOTE MAY ONLY BE MADE WITH THE PRIOR APPROVAL OF THE COMMISSIONER OF INSURANCE OF THE STATE OF WISCONSIN OR ANY SUCCESSOR THERETO (THE “COMMISSIONER”).

JUNIOR SURPLUS NOTE

ISSUED BY

THE SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION

JSN- ___	$[ ]

THE SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION (and any successor in interest thereto, the “Issuer”) for value received, hereby promises to pay, subject to the Payment Restrictions (as defined below), to                     , the principal sum of              United States dollars ($            ) on June 7, 2020 (the “Scheduled Maturity Date”), and to pay interest thereon, subject to the Payment Restrictions, including the approval of the Commissioner of Insurance of the State of Wisconsin or any successor thereto (the “Commissioner”), from [                    ] or from the most recent Scheduled Interest Payment Date to which interest has been paid or duly provided for, annually in arrears on June 7 in each year and on the date this Note is scheduled to mature, commencing June 7, [        ] (each, a “Scheduled Interest Payment Date”), at the rate of 5.1% per annum, until the principal hereof is paid or duly provided for. Any reference herein to the term “scheduled maturity date” or other date for the payment of principal of this Note shall include (i) the date, if any, fixed for redemption thereof in accordance with paragraph 5 hereof and (ii) the date upon which any state or federal agency obtains an order or grants approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer or the general account of Ambac Assurance Corporation, excluding, for the avoidance of doubt, any Excluded Order. “Excluded Order” means any order or approval of the type described in clause (ii) above entered or granted prior to the date hereof or any such order or approval entered or granted on or after the date hereof in the rehabilitation proceeding under Chapter 645 of the Wisconsin Statutes pending with respect to the Issuer as of the date hereof (the “Proceeding”), except to the extent that any such order or approval by its express terms provides for the acceleration of the maturity of this Note or otherwise designates the scheduled maturity date or other maturity date or date for the payment of principal of this Note. The payment by the Issuer of principal and interest on this Note shall be conditioned upon the payment restrictions set forth in paragraphs 2 and 3 of this Note (the “Payment Restrictions”). Interest on this Note shall be calculated on the basis of a 360-day year of twelve months of 30 days each.

Payment of principal of and interest on this Note shall be subject to the following conditions:

1. Payment. Payments of principal of this Note shall be made only against surrender of this Note; provided that in the case of payment of only a portion of principal, the Issuer shall execute a new Note in principal amount equal to and in exchange for the remaining portion of the principal of the Note so surrendered. Payments of interest on this Note will be made, in accordance with the foregoing and subject to applicable laws and regulations, (i) by wire transfer of immediately available funds to an account maintained by the person entitled thereto with a bank if such registered holder gives notice to the Issuer, not less than 15 days (or such fewer days as the Issuer may accept at its discretion) prior to the applicable scheduled payment date or scheduled maturity date hereof, of the payee’s account to which payment is to be made, or (ii) if no such notice is given, by mailing a check on or before the scheduled payment date of such payment to the person entitled thereto at such person’s address as provided to the Issuer. Unless the designation of the payee’s account to which payment is to be made is revoked, any such designation made by such holder with respect to this Note of the payee’s account to which payment is to be made shall remain in effect with respect to any future payments with respect to this Note payable to such holder. In any case where the scheduled payment date or scheduled maturity date of this Note shall be at any place of payment a day on which banking institutions are not carrying out transactions in U.S. dollars or are authorized or obligated by law or executive order to close, then payment of principal or interest need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions in the applicable jurisdiction are not carrying out transactions in U.S. dollars or are authorized or obligated by law or executive order to close (a “Business Day”), with the same force and effect as if made on the scheduled payment date or scheduled maturity date thereof, and no interest shall accrue on the amount of such payment for the period after such date, if such payment is so made.

2. Restrictions on Payment. Notwithstanding anything to the contrary set forth herein, any payment of principal of, interest on or any monies owing with respect to this Note, whether at the scheduled payment date or scheduled maturity date specified herein or otherwise, may be made only with the prior approval of the Commissioner. If the Commissioner does not approve the making of any payment of principal of or interest on this Note on the scheduled payment date or scheduled maturity date thereof, as specified herein, the scheduled payment date or scheduled maturity date, as the case may be, shall be extended and such payment, together with interest accrued with respect thereto as contemplated by the immediately following two sentences, shall be made by the Issuer on the next following Business Day on which the Issuer shall have the approval of the Commissioner to make such payment together with such interest. Interest will continue to accrue, compounded on each anniversary of the original scheduled payment date or scheduled maturity date, on any such unpaid principal through the actual date of payment at the rate of interest stated in the first paragraph hereof. Interest will accrue, compounded on each anniversary of the original scheduled payment date, on interest (or any portion thereof) with respect to which the scheduled payment date has been extended, during the period of such extension, at the rate of interest per annum applicable to principal hereunder.

3. Subordination. (a) The Issuer agrees, and each holder of this Note by accepting this Note agrees, that the indebtedness evidenced by this Note is subordinated in right of payment, to the extent and in the manner provided in this paragraph, to the prior payment in full of all Indebtedness, Policy Claims and Prior Claims (each as hereinafter defined).

(b) No payment of interest on or principal of this Note shall be made until all existing and future Indebtedness, Policy Claims and Prior Claims have been paid in full, including upon any distribution to creditors of the Issuer in any rehabilitation, liquidation, conservation or dissolution or similar proceeding relating to the Issuer or its property.

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(c) If a distribution is made to a holder of this Note that, because of this paragraph 3, should not have been made to it, such holder shall pay such distribution over to the Issuer.

(d) This paragraph 3 defines the relative rights of a holder of this Note, on the one hand, and holders of any other claims, on the other hand. Nothing in this Note shall (i) impair, as between the Issuer and such holder, the obligation of the Issuer which is, subject to the Payment Restrictions, absolute and unconditional to pay principal of and interest on this Note in accordance with its terms; (ii) affect the relative rights of such holder and creditors of the Issuer, other than holders of Policy Claims, Indebtedness or Prior Claims; or (iii) prevent any holder of this Note from exercising any available remedies upon a breach by the Issuer of its obligations hereunder, subject to the rights of holders of Policy Claims, Indebtedness or Prior Claims to receive distributions otherwise payable to such holder.

(e) No right of any holder of Policy Claims, Indebtedness or Prior Claims to enforce the subordination of the indebtedness evidenced by this Note shall be impaired by any act or failure to act by the Issuer or by its failure to comply with the terms of this Note.

As used herein, “Indebtedness” shall mean (i) all existing or future surplus notes of the Issuer; (ii) all existing or future indebtedness of the Issuer for borrowed money; (iii) all existing or future indebtedness for borrowed money of other persons, the payment of which is guaranteed by the Issuer; (iv) all existing or future obligations of the Issuer under any agreement obligating the Issuer to cause another person to maintain a minimum level of net worth, or otherwise to ensure the solvency of such person; (v) all other claims or amounts owed, to the extent that the payment of principal of and interest on, or any redemption payment with respect to, this Note would be required by law to be subordinated to the prior payment of any such claim or amount in the event of a distribution of claims pursuant to Section 645.68 of the Wisconsin Statutes (together with any successor provision, and as may be hereafter amended from time to time, “Section 645.68”); and (vi) any surplus or contribution notes or similar obligations of Ambac Assurance Corporation, unless the terms thereof expressly state that such notes are pari passu with or subordinated to this Note. Any indebtedness of the Issuer, which, by its express terms or other contract, is subordinated in right of payment to, or ranks equally with, this Note shall not constitute Indebtedness. Any other junior surplus notes or similar obligations of the Issuer shall not constitute Indebtedness and will rank pari passu with, or be subordinated to, this Note.

As used herein, “Policy Claims” shall mean all existing or future claims of policyowners, beneficiaries and insureds arising from and within the coverage of, and not in excess of the applicable limits of, any and all existing or future policies, endorsements, riders and other contracts of insurance, annuity contracts (including, without limitation, guaranteed investment contracts and funding agreements) issued, assumed or renewed by the Issuer on or prior to the date hereof or hereafter created, all claims under separate account agreements to the extent such claims are not fully discharged by the assets held by the Issuer in the applicable separate accounts and all claims of any guaranty corporation or association of the State of Wisconsin or any other jurisdiction against the Issuer.

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As used herein, “Prior Claims” shall mean all other claims against the Issuer, which, in the event of a rehabilitation, liquidation, conservation, dissolution or similar proceeding relating to the Issuer pursuant to Section 645.68, would have priority over claims with respect to this Note. Under Section 645.68 as currently in effect, such other claims include: (i) costs and expenses of administration during conservation, rehabilitation, liquidation or similar proceedings, including but not limited to actual and necessary costs of preserving or recovering the assets of the Issuer, compensation for all services rendered in the liquidation; necessary filing fees, fees and mileage payable to witnesses, and reasonable attorney fees; (ii) all claims under policies for losses incurred, including third party claims and federal, state and local government claims, except the first $200 of losses otherwise payable to any claimant under this clause (ii) other than the federal government; (iii) claims of the federal government not included under clause (ii), interest at the legal rate compounded annually on all claims in the class under this clause (iii), and on all claims of the federal government in the class under clause (ii), from the date of the petition for liquidation or the date on which the claim becomes due, whichever is later, until the date on which the dividend is declared; (iv) claims against the Issuer that are not under policies and that are for liability for bodily injury or for injury to or destruction of tangible property; (v) debts due to employees (with the exception of officers) for services performed, not to exceed $1,000 to each employee which have been earned within one year before the filing of the petition for liquidation, which shall be in lieu of any other similar priority authorized by law as to wages or compensation of employees, provided, however, that if there are no claims of the federal government, the claims in clause (v) have priority over all claims under clauses (ii) to (x); (vi) claims under non-assessable policies for unearned premiums and other premium refunds and the first $200 of loss excepted by the deductible provision under clause (ii); (vii) all other claims, including claims of any state or local government, not falling within other clauses and claims, including those of any state or local governmental body, for a penalty or forfeiture, but only to the extent of the pecuniary loss sustained from the act, transaction or proceeding out of which the penalty or forfeiture arose, with reasonable and actual costs occasioned thereby; (viii) claims based solely on judgments; (ix) interest at the legal rate compounded annually on all claims in the classes under clauses (i) to (viii), except for claims of the federal government in the classes under clauses (ii) and (iii), from the date of the petition for liquidation or the date on which the claim becomes due, whichever is later, until the date on which the dividend is declared; and (x) pursuant to subdivision (8) of Section 645.68, the remaining claims or portions of claims not already paid, with interest calculated in accordance with clause (ix).

4. ERISA. No employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plan or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any entity whose underlying assets are considered to include “plan assets” of such employee benefit plans or arrangements (each, a “Plan”), or governmental, church or foreign plan subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), and no person acting on behalf of or investing “plan assets” of a Plan or a plan subject to a Similar Law, may acquire this Note, unless the acquisition and holding of this Note is exempt under one or more of Prohibited Transaction Class Exemptions 96-23, 95-60, 91-38, 90-1 or 84-14 (or any amendment thereof) or Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code or another applicable exemption from the prohibitions under Section 406 of ERISA and Section 4975 of the Code or, in the case of a

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governmental, church or foreign plan subject to Similar Law, such acquisition and holding do not violate any Similar Law. The acquisition by any person of this Note shall constitute a representation by such person to the Issuer that either (i) such person is not a Plan or a plan subject to Similar Law and is not acquiring this Note on behalf of or with “plan assets” of any Plan or any plan subject to Similar Law or (ii) its acquisition and holding of this Note or any interest therein are covered under an applicable exemption from the prohibitions under Section 406 of ERISA and Section 4975 of the Code. The restrictions on acquisitions of this Note set forth in this paragraph 4 are in addition to those under applicable law or, in the case of a plan subject to Similar Law, do not violate such Similar Law.

5. Optional Redemption. (a) Subject to the Payment Restrictions, including the prior approval of the Commissioner, and the provisions of paragraph 3(b), this Note is subject to redemption, as a whole or in part, at the option of the Issuer at any time and from time to time, with no less than 30 and no more than 60 days’ prior written notice to the holder of this Note, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount to be redeemed plus any accrued but unpaid interest (including interest on interest). This Note may not be redeemed at the option of any holder hereof.

(b) Notices to redeem this Note shall be given to the holder of this Note in writing mailed, first-class postage prepaid, at such holder’s address as provided to the Issuer. Such notice will be given once not more than 60 days nor less than 30 days prior to the date fixed for redemption. If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holder of this Note in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Issuer shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the mailed notice in lieu of which it is given. Notices to redeem this Note shall specify the date fixed for redemption, the Redemption Price or the manner of calculation thereof, the place or places of payment, that payment will be made upon presentation and surrender of this Note (or portion thereof in the case of a partial redemption), that interest accrued to the date fixed for redemption (unless the date of redemption is a Scheduled Interest Payment Date) will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue if this Note is so redeemed. In addition, in the case of a partial redemption, such notice shall specify the portion of this Note called for redemption and the principal amount of this Note to remain outstanding after the redemption.

(c) If notice of redemption has been given in the manner set forth in paragraph 5(b) hereof, this Note (or portion thereof to be so redeemed) shall be payable in full on the date specified in such notice and upon presentation and surrender of this Note at the place or places specified in such notice, this Note (or portion thereof to be so redeemed) shall be paid and redeemed by the Issuer at the places and in the manner and currency herein specified and at the Redemption Price. From and after the redemption date, this Note (or portion thereof to be so redeemed) shall cease to bear interest, and the only right of the holder with respect to this Note (or portion thereof to be so redeemed) shall be to receive payment of the Redemption Price.

(d) Any Note which is to be redeemed only in part shall be surrendered to the Issuer with, if the Issuer so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Issuer duly executed by, the holder thereof or such holder’s

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attorney duly authorized in writing, and the Issuer shall execute and deliver to such holder without service charge, a new note in principal amount equal to and in exchange for the unredeemed portion of the principal of the note so surrendered.

6. Remedies. A holder of this Note may enforce this Note only in the manner set forth below.

(a) In the event that any state or federal agency shall obtain an order or grant approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer (other than an Excluded Order), this Note will upon the obtaining of such an order or the granting of such approval immediately mature in full without any action on the part of the holder of this Note, with payment thereon being subject to the Payment Restrictions, and any restrictions imposed as a consequence of, or pursuant to, such proceedings. Notwithstanding any other provision of this Note, in no event shall any holder of this Note be entitled to declare this Note to immediately mature or otherwise be immediately payable.

(b) In the event that the Commissioner approves a payment of any interest on or principal of, or any redemption payment with respect to, this Note, in whole or in part, and the Issuer fails to pay the full amount of such approved payment on the date such amount is scheduled to be paid, such approved amount will be immediately payable on such date without any action on the part of any holder of this Note. In the event that the Issuer fails to perform any of its other obligations hereunder, the holder of this Note may pursue any available remedy to enforce the performance of any provision of this Note; provided, however, that such remedy shall in no event include the right to declare this Note immediately payable, and shall in no circumstances be inconsistent with the provisions of applicable law or the Payment Restrictions. A delay or omission by any holder of this Note in exercising any right or remedy accruing as a result of the Issuer’s failure to perform its obligations hereunder and the continuation thereof shall not impair such right or remedy or constitute a waiver of or acquiescence in such non-performance by the Issuer. To the extent permitted by law, no remedy is exclusive of any other remedy and all remedies are cumulative.

(c) Notwithstanding any other provision of this Note, the right of any holder of this Note to receive payment of the principal of and interest on this Note on or after the respective scheduled payment or scheduled maturity dates, or to bring suit for the enforcement of any such payment on or after such respective scheduled payment or scheduled maturity dates, in each case subject to the Payment Restrictions, including the approval of the Commissioner, is absolute and unconditional and shall not be impaired or affected without the consent of the holder.

7. No Recourse. No recourse under or upon any obligation, covenant, or agreement contained in this Note, or for any claim based thereon or otherwise in respect thereof, shall be had against Ambac Assurance Corporation or any shareholder, officer, or director, as such, past, present, or future, of the Issuer or of any successor corporation, either directly or through any trustee, receiver, or any other person; it being expressly understood that this Note is solely an obligation of the Issuer, and that any and all personal liability, and any and all rights and claims against Ambac Assurance Corporation or every such shareholder, officer, or director, as such,

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are hereby expressly waived and released by every holder hereof by the acceptance of this Note and as a part of the consideration for the issue hereof.

8. No Offsetting or Security Interest. The obligation of the Issuer under this Note may not be offset by the holder of this Note or be subject to recoupment by the holder of this Note with respect to any liability or obligation owed to the Issuer. No security agreement or interest, whether existing on the date of this Note or subsequently entered into, applies to the obligation under this note.

9. Amendments. No modification of this Note is effective and no other agreement may modify or supersede the terms of this Note, whether existing on the date of this Note or subsequently entered into, unless the modification or agreement is approved in writing by each of the Commissioner, the Issuer and the holder of this Note.

10. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN. THE COMMISSIONER’S EXERCISE OF REGULATORY AUTHORITY, INCLUDING APPROVAL OF PAYMENTS ON THIS NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN (OR, IF THE COMMISSIONER IS NO LONGER THE PRIMARY REGULATOR OF THE FINANCIAL CONDITION OF THE ISSUER, THE LAW OF SUCH JURISDICTION OF THE PRIMARY REGULATOR OF THE FINANCIAL CONDITION OF THE ISSUER), AND THE ISSUER AND THE HOLDER OF THIS NOTE SHALL SUBMIT ANY DISPUTES RELATED TO THE EXERCISE OF SUCH REGULATORY AUTHORITY TO THE EXCLUSIVE JURISDICTION OF THE CIRCUIT COURT IN DANE COUNTY, WISCONSIN, OR, SO LONG AS ANY PROCEEDING IS PENDING IN WISCONSIN AS TO THE ISSUER UNDER CHAPTER 645 OF THE WISCONSIN STATUTES, THEN TO THAT CASE AND COURT.

11. Mutilation, Destruction, Loss, etc. In case this Note shall become mutilated, defaced, destroyed, lost or stolen, the Issuer will execute and deliver a new note of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, bearing interest from the date to which interest has been paid on this Note, in exchange and substitution for this Note (upon surrender and cancellation thereof if mutilated or defaced) or in lieu of and substitution for this Note. In the case where this Note is destroyed, lost or stolen, the applicant for a substituted note shall furnish to the Issuer such security or indemnity as may be reasonably required by it to save it harmless, and, in every case of destruction, loss or theft of this Note, the applicant shall also furnish to the Issuer reasonable satisfactory evidence of the destruction, loss or theft of this Note and of the ownership thereof; provided, however, that if the registered holder hereof is, in the reasonable judgment of the Issuer, an institution of recognized responsibility, such holder’s written agreement of indemnity shall be deemed to be satisfactory for the issuance of a new note in lieu of and substitution for this Note. Upon the issuance of any substituted note, the Issuer may require the payment by the registered holder thereof of a sum sufficient to cover fees and expenses connected therewith. In case this Note has matured or is about to mature and shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may, subject to the Payment Restrictions, instead of issuing a substitute note, pay or authorize

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the payment of the same (without surrender thereof except if this Note is mutilated or defaced) upon compliance by the registered holder with the provisions of this paragraph 11 as hereinabove set forth.

12. Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION,

By:	Ambac Assurance Corporation, as Manager

By:
Name:
Title:

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